    As filed with the Securities and Exchange Commission on March 4, 2002

                                          Registration Statement No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                      -----

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                      -----

                         CADAPULT GRAPHIC SYSTEMS, INC.
                 (Name of small business issuer in its charter)

          Delaware                        5045                   84-0475073
          --------                        ----                   ----------
   (State or jurisdiction           (Primary Standard         (I.R.S. Employer
      of incorporation          Industrial Classification      Identification
      or organization)                Code Number)                 Number)

                                40 Boroline Road
                           Allendale, New Jersey 07401
                                 (201) 236-1100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Michael W. Levin
                      Chief Executive Officer and President
                         Cadapult Graphic Systems, Inc.
                                40 Boroline Road
                           Allendale, New Jersey 07401
                                 (201) 236-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                             New York New York 10016
                                 (212) 286-0747

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------  -------------   ----------------  ---------------  ----------------
                                     Proposed Maximum  Proposed Amount
Title of Securities  Amount to be    Offering Price    Of Aggregate
to be Registered     Registered      Per Share         Offering Price   Registration Fee
-------------------  -------------   ----------------  ---------------  ----------------
common stock         5,872,138 (1)   $1.15             $6,752,959 (2)   $621.27 (1)(3)
-------------------  -------------   ----------------  ---------------  ----------------

(1) Pursuant to Rule 429, this is a combined registration statement that covers
    3,583,808 shares being carried forward from Registration Statement No.
    333-40718 and 2,288,330 shares being registered for the first time by this registration statement.

(2) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the Registration Fee. The fee is based upon the average of the high and low prices for a share of common stock of the registrant, as reported on the American Stock Exchange on February 12, 2002.

(3) A registration fee of $2,136.80 was previously paid in connection with the registration of 3,591,000 shares on Registration Statement No. 333-40718.
    A registration fee of $242.11 is being submitted in connection with the registration of an additional 2,288,330 shares at an aggregate offering price of $2,631,579.50.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, this is a combined registration statement that covers
3,583,808 shares being carried forward from Registration Statement No. 333-40718 and 2,288,330 shares being registered for the first time by this registration statement.

In accordance with the undertaking of our company set forth in Registration
Statement No. 333-40718, effective as of the date and time this registration statement is declared effective, our company hereby deregisters such shares of its common stock that were registered on those registration statements but were not sold under those registration statements and are not being carried forward onto this registration statement.

Subject to completion, dated March 4, 2002

Preliminary Prospectus

                         Cadapult Graphic Systems, Inc.

                        5,872,138 shares of common stock

This prospectus relates only to the resale of 5,872,138 shares of common stock of Cadapult Graphic Systems, Inc., a Delaware corporation, of which:

    o   2,737,500 shares of common stock underlie 547,500 shares of series A preferred stock, assuming conversion at the rate of one series A preferred share into five shares of common stock;

    o   2,086,500 shares of common stock underlie warrants to purchase shares of common stock;

    o   900,002 shares of common stock underlie options to purchase shares of common stock; and

    o   148,136 shares of common stock were issued to preferred stock holders as dividend payments.

The shares may be offered and sold, from time to time, by certain of our stockholders. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

The selling stockholders may from time to time sell their shares of common stock to or through one or more underwriters, directly to other purchasers or through agents, in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the then-prevailing market price or at negotiated prices.

Our common stock is quoted on the American Stock Exchange under the symbol
"GFX".

See “Risk Factors” beginning on page 4 for a discussion of certain factors that should be considered by prospective investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       Prospectus dated March 4, 2002

                                TABLE OF CONTENTS

Prospectus Summary                                                         3
Risk Factors                                                               4
Use Of Proceeds                                                            8
Management's Discussion And Analysis Of Financial Conditions               9
   And Results Of Operations
About Cadapult                                                             14
Management                                                                 19
Certain Relationships And Related Transaction                              27
Stock Ownership                                                            30
Selling Stockholders                                                       32
Plan Of Distribution                                                       37
Our Securities                                                             39
Legal Matters                                                              43
Experts                                                                    43
Indemnification                                                            43
Where You Can Find More Information                                        44
Index To Financial Statements                                              45

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully before making a decision to invest in our common stock.

OUR BUSINESS

We are a manufacturer of supplies for digital workgroup color printers. We manufacture and distribute printer supplies, including solid ink, toner and transparency material for use in Tektronix color printers by Xerox and other color printers. While we primarily sell our supplies through a distribution channel, we also sell supplies directly to certain end users through our No-Cap
Color program and to those with whom we have a historical relationship.

We are a Delaware corporation. Our principal corporate office is located at 40
Boroline Road, Allendale, New Jersey 07401. Our telephone number is (201)
236-1100.

THE OFFERING

Total shares outstanding                3,485,516 shares of common stock
                                        547,500 shares of series A preferred stock

Common stock offered for resale         5,872,138 shares of common stock
to the public

Price per share of common stock         Market price at the time of resale
to the public

Proceeds from offering                  We will not receive any of the proceeds
                                        from the sale of the shares of common
                                        stock offered by the selling stockholders.

Trading Symbol for common stock         GFX

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment. Although the factors identified below are important factors, those are not the only ones facing us. If any of the following risks occurs, our actual results could differ significantly, and the trading price of our common stock could decline, and you may lose all or part of your investment. You should also keep these risk factors in mind when you read forward-looking statements.
We have identified all of the material risks which we believe may affect our business and the principal ways in which we anticipate that they may affect our business or financial condition.

WE OPERATED AT A LOSS IN 2001 AND WE EXPECT OUR EXPENSES TO INCREASE
IN 2002, SO WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE
FUTURE.

We expect our expenses to increase as we continue to transition our business from a printer reseller to a printer ink supply manufacturer and distributor. We may incur operating losses and net losses for the near term as we incur additional costs associated with the growth of our Media Sciences division, entry into new markets, and the expansion of our administrative, operational, marketing and sales organizations. For the one year period ended June 30, 2001, we incurred a net loss of $2,248,765 or $0.68 per share as compared to earnings of $146,769 or $0.05 per share for the one year period ended June 30, 2000. We do not know how much capital we will need to develop these services and products. We cannot assure you that our revenues will increase as a result of our increased spending. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable, we may be unable to sustain our profitability.

IF WE DEFAULT ON OUR OBLIGATIONS UNDER A CREDIT LINE WITH A LENDING BANK, THE
BANK COULD FORECLOSE ON MOST OF OUR ASSETS.

We have a $4,000,000 revolving line of credit with Fleet Capital Corporation. If we are unable to repay our outstanding indebtedness under the credit line, the bank could foreclose on all of our assets. If we do not have sufficient cash flow to repay the credit line indebtedness or if we cannot refinance the obligation, we will not be able to implement our business plan, which would have a material adverse affect on our future viability. Under the line of credit, the available credit is 50% of eligible inventory, which available credit cannot exceed $1,000,000 plus 85% of eligible receivables. Borrowings bear interest at
0.5% over the lender's base rate, are payable on demand and are collateralized by all of our assets. As of June 30, 2001, we had used $1,703,741 of this line.
As of September 30, 2001, borrowings of $1,553,003 were outstanding under this line. As of December 31, 2001, borrowings of $1,903,749 were outstanding under this line. Michael W. Levin, our President and principal stockholder, has personally guaranteed up to $250,000 of our indebtedness under the revolving line of credit. He has no obligation to furnish his guaranty in connection with any extension of our line of credit or any of our future financing needs. We may not be able to repay our outstanding indebtedness under the credit line.
Substantially all of our assets are subject to security interests held by the bank. Unless the security interests are released, assets will not be available to us to secure future indebtedness, which may adversely affect our ability to borrow in the future.

OUR BUSINESS MODEL HAS CHANGED FROM PREVIOUS YEARS, AND WE MAY MAKE POOR
BUSINESS DECISIONS AS WE TRY TO GROW OUR BUSINESS.

We have transitioned our primary business focus from that of a computer graphics reseller to a manufacturer and supplier of printer ink supplies, and we may not be able to successfully grow this business or compete in the printer ink market.
We may encounter difficulties in growing this business division by making unwise capital expenditures or by engaging in other unproductive activities if we make poor business decisions, because most of our senior management have worked for us when we were primarily a computer graphics reseller, and those management personnel did not have prior business experience in the manufacture and sales of printer ink supplies.

WE MAY ENCOUNTER MANUFACTURING PROBLEMS AND INCUR COSTS ASSOCIATED WITH
REMEDYING THE PROBLEMS, WHICH WOULD REDUCE OUR PROFIT MARGINS AND GENERATE LESS
INTEREST IN OUR PRODUCTS.

We may encounter problems in the manufacture of our products that would reduce our profit margins or increase operating costs and lead to less interest in our products. Because we provide warranties to our customers, we may incur costs with remedying the problem. Although we maintain quality control over our products in the manufacturing process, we may not become aware of any problems until after the products are sold.

WE ARE AT A COMPETITIVE DISADVANTAGE BECAUSE WE OPERATE IN A MARKET THAT IS
DOMINATED BY COMPANIES THAT ARE THE ORIGINAL MANUFACTURERS OF PRINTERS FOR WHICH
WE SUPPLY PRODUCTS, AND WE MAY BE SLOWER TO RESPOND TO TECHNICAL CHANGES.

As a third party supplier of printer ink supplies, we are at a competitive disadvantage in product innovation. The market is dominated by companies that are the original manufacturers of printers, like Xerox, and so we may be slower to respond to technical changes. Instead, we will have to compete by providing innovative service offerings, but the dominant companies in the market may be quick to counter any competitive service offerings that we provide. For example, approximately 90 days after we announced our No-Cap Color free color printer program, Tektronix announced its own free color printer program. The Tektronix program has continued since Xerox acquired the color printer division from
Tektronix in 2000.

OUR COMMON STOCK DOES NOT TRADE ACTIVELY AND MAY BE SUBJECT TO GREAT PRICE
VOLATILITY AS MORE SHARES OF COMMON STOCK BECOME FREELY TRADABLE.

Because there has been a very limited market for our common stock, it may be difficult to sell our common stock in the open market. Because of our new services which may generate substantial revenues and increased dilution caused by our private placement and incentive based options granted to our employees, we expect to encounter substantially more activity in trading in our common stock and expect the market price of our common stock to be highly volatile in the future.

WE HAVE AUTHORIZED A CLASS OF PREFERRED STOCK WHICH MAY ALTER THE RIGHTS OF
COMMON STOCK HOLDERS BY GIVING PREFERRED STOCK HOLDERS GREATER DIVIDEND RIGHTS,
LIQUIDATION RIGHTS AND VOTING RIGHTS THAN OUR COMMON STOCKHOLDERS HAVE.

The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Our amended Certificate of Incorporation authorizes a class of
5,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Cadapult. We filed a certificate of designation for a series of
1,000,000 shares of series A preferred stock. As of December 31, 2001, we had
547,500 shares of series A preferred stock outstanding. We may issue more shares of preferred stock in the future which may have different designations, rights and preferences than the series A preferred stock.

WE HAVE ISSUED SERIES A PREFERRED STOCK WITH AN ADJUSTABLE CONVERSION PRICE THAT
WILL DILUTE COMMON STOCK HOLDERS.

The conversion of our series A preferred stock into shares of our common stock will dilute the holders of our common stock and could cause the market price of our common stock to drop significantly. Because the conversion price will be substantially below the market value of our common stock, we expect the holders of series A preferred stock to ultimately convert all of their preferred stock and sell the common stock, and, as a result, our income per share could be materially and adversely affected.

In March 2000, we completed a private placement in which we raised gross proceeds of $5,500,000 through the sale of 550,000 units at $10.00 per unit.
Each unit consisted of one share of series A preferred stock and warrants to purchase two shares of common stock. The series A preferred stock bears a fixed
11.5% dividend per year, and it is convertible into shares of common stock. Each warrant is exercisable for five years at $4.50 per share into one share of common stock.

For two years from December 13, 1999, each holder of series A preferred stock could convert one series A preferred share into 3.077 shares of common stock. On
December 13, 2001, the conversion rate adjusted so that one share of preferred stock is presently convertible into five shares of common stock. The conversion rate is subject to a further adjustment on December 13, 2003. At that adjusted conversion rate, the number of shares of common stock receivable upon conversion shall equal $10 divided by 75% of the average bid price of our common stock during the 90 days preceding December 13, 2003, with a maximum conversion rate of one share of series A preferred stock into five shares of common stock. For example, if the 90 day average bid price of our common stock is $10 at the
December 13, 2003 adjustment date, the conversion rate adjusts to $10 divided by
75% of $10, so that a share of series A preferred stock could be converted into
1.33 shares of common stock. However, if the 90 day average bid price of our common stock is $3.00 at the December 13, 2003 adjustment date, the conversion rate adjusts to $10 divided by 75% of $3, so that a share of series A preferred stock could be converted into 4.44 shares of common stock. The maximum conversion rate is five shares of common stock for one share of series A preferred stock.

The table below illustrates how the conversion feature would work for one share of series A preferred stock into shares of common stock after the December 13,
2003 adjustment date.

--------------  --------------  --------------------------  ----------------------
90 Day Average  75% of Average  Calculated Conversion Rate  Shares of Common Stock
Bid Price       Bid Price       ($10 divided by 75% of      Issued At Conversion
                                Average Bid Price)
--------------  --------------  --------------------------  ----------------------
$ 2.00          $1.50           6.67                        5.00
$ 2.67          $2.00           5.00                        5.00
$ 3.00          $2.25           4.44                        4.44
$10.00          $7.50           1.33                        1.33
--------------  --------------  --------------------------  ----------------------

You should note that if the 90 day average bid price of our common stock is
$2.67 or lower, the maximum conversion rate applies. If the 90 day average bid price of our common stock is $2, instead of conversion at the rate determined using the calculation of $10 divided by 75% of $2, which would compute to 6.67 shares of common stock for one share of series A preferred stock, a maximum of five shares of common stock would be issued.

To the extent that the series A preferred stock may be convertible into shares of common stock at below the market price of our common stock, that will have a dilutive impact on our common stockholders. At the maximum conversion rate of one share of series A preferred stock into five shares of common stock, we will issue up to 2,737,500 shares of common stock upon the conversion of the outstanding 547,500 shares of series A preferred stock.

CONVERSION OF THE PREFERRED STOCK AND ITS SUBSEQUENT SALE COULD CAUSE THE MARKET
PRICE OF OUR COMMON STOCK DECLINE.

As the holders of series A preferred stock convert and sell their shares of common stock, the market price of our common stock could decline and lower the adjusted conversion price at the two year and four year anniversary dates of issuance. That would permit the selling stockholder to convert their series A preferred stock into a greater number of shares of common stock. As more series
A preferred stock are converted into common stock and sold, a further downward pressure on the price of the common stock is likely to occur. This downward pressure on the common stock is likely to occur until substantially all of the series A preferred stock are converted and sold.

THE RESULTING DOWNWARD PRESSURE CAUSED BY CONVERSION OF THE PREFERRED STOCK ON
THE MARKET PRICE OF OUR COMMON STOCK COULD ENCOURAGE SHORT SALES WHICH COULD
CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE FURTHER.

Downward pressure on the price of our common stock could encourage short sales of the common stock by the selling stockholder or by other stockholders.
Material amounts of short selling could place further downward pressure on the market price of the common stock. A short sale is a sale of stock that is not owned by the seller. The seller borrows the stock for delivery at the time of the short sale, and buys back the stock when it is necessary to return the borrowed shares. If the price of the common stock declines between the time the seller sells the common stock and the time the seller subsequently repurchases the common stock, the seller may realize a profit.

WE CANNOT PREDICT THE EXACT NUMBER OF SHARES OF COMMON STOCK THAT WE MAY HAVE TO
ISSUE UPON CONVERSION OF THE SERIES A PREFERRED STOCK BECAUSE OF THE ADJUSTABLE
CONVERSION RATE.

The conversion of series A preferred stock is linked to a percentage discount to the market price of our common stock. Until conversion of the preferred stock occurs, or at the latest by March 2004, we will not know the precise maximum number of common stock shares that may be issued. The lower the price of our common stock at the two year and four year anniversary dates of issuances, the greater the number of shares of our common stock into which the series A preferred stock can be converted. This will further dilute holders of common stock and cause the common stock price to decline further.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Any proceeds we receive from the exercise of warrants or options by the selling stockholders will be allocated to working capital.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

This prospectus contains forward-looking information. Generally, the words
"anticipates," "expects," "believes," "intends," "could," "may," and similar expressions identify forward looking statements. Forward-looking statements involve risks and uncertainties, including those described under "Risk Factors"
in this prospectus. We caution you that while we believe any forward-looking statement are reasonable and made in good faith, expectations almost always vary from actual results, and the differences between our expectations and actual results may be significant.

The following discussion and analysis should be read in conjunction with the information set forth in the unaudited financial statements and notes for the six months ended December 31, 2001 and the audited financial statements for the years ended June 30, 2001 and June 30, 2000.

RESULTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2001 AND 2000

Sales. Our consolidated sales for the three months ended December 31, 2001, compared to the same period in 2000, increased approximately 30% to $3,798,779 from $2,909,312. Our consolidated sales for the six months ended December 31,
2001, compared to the same period in 2000, increased approximately 20% to
$7,623,876 from $6,324,990. The increase in our sales can be attributed to the growth of our Media Sciences color printer supply business, offset by a reduction in our legacy reseller business.

Cost of Sales. Our cost of sales for the three months ended December 31, 2001 was $1,824,580, or approximately 48% of sales, as compared to $1,574,107, or approximately 54% of sales, for the comparable period in 2000. Our cost of sales for the six months ended December 31, 2001 was $3,611,459, or approximately 47%
of sales, as compared to $3,726,109, or approximately 59% of sales, for the comparable period in 2000. The decrease in our cost of sales can be attributed to the high margin business generated by our Media Sciences subsidiary.

Selling, General and Administrative. For the three months ended December 31,
2001 as compared to the same period in 2000, our selling, general and administrative expenses decreased to $1,138,174 from $1,236,036, which represents a decrease to 30% of sales from 42% of sales. For the six months ended December 31, 2001 as compared to the same period in 2000, our selling, general and administrative expenses decreased slightly to $2,329,119 from
$2,396,562, which represents a decrease to 31% of sales from 38% of sales. The reduction as a percentage of sales is the result of leveraging our infrastructure costs over greater sales. During the three months ended December
31, 2001, we settled a legal malpractice suit and recorded a receivable of approximately $600,000 which we received in January 2002. During the six months ended December 31, 2001 we incurred approximately $900,000 in expenses associated with customer warranty claims resulting from a now resolved raw material issue. A recall was initiated and it is expected that any associated warranty claims will diminish by June 30, 2002. In addition, a claim against our products liability insurance has been filed in which we seek reimbursement for these claims. During the three months ended December 31, 2001, our products liability insurer advanced us $300,000 against our claim.

Depreciation and Amortization. For the three months ended December 31, 2001 compared to the same period in 2000, our depreciation expense increased to
$189,271 from $174,145 as a result of the depreciation of capital leases and equipment purchases during the last year. Amortization of intangibles was $2,317 for both periods. Amortization of goodwill decreased from $91,530 to zero as the result of our adoption of FASB issued SFAS No. 142 as discussed in Note 6 to the financial statements. For the six months ended December 31, 2001 compared to the same period in 2000, our depreciation expense increased to $365,072 from
$153,868 as a result of the depreciation of capital leases and equipment purchases during the last year. Amortization of intangibles was $4,634 for both periods. Amortization of goodwill decreased from $181,832 to zero as the result of our adoption of FASB issued SFAS No. 142 as discussed in Note 6 to the financial statements.

Interest Expense. For the three months ended December 31, 2001 as compared to the same period in 2000, our interest expense increased to $103,243 from
$80,493. For the six months ended December 31, 2001 as compared to the same period in 2000, our interest expense increased to $221,201 from $127,154. The increases in interest expense are a result of the interest component of the accrued supplier agreement and capital leases.

Income Taxes. For the three months ended December 31, 2001, we recorded a deferred income tax expense of $278,157 as compared to a deferred income tax benefit of $61,339 in 2000. For the six months ended December 31, 2001 we recorded a deferred income tax expense of $485,859 as compared to a deferred income tax benefit of $104,292 in 2000.

Dividends. For the three months ending December 31, 2001, we paid $157,407 of stock dividends to our preferred shareholders. For the six months ending
December 31, 2001, we paid $314,813 of stock dividends to our preferred shareholders.

Net Income (Loss). For the three month period ended December 31, 2001, we earned
$175,725 or $0.05 per share basic and diluted as compared to a net loss applicable to common shareholders of $251,433 or $(0.08) per share for the corresponding three month period ended December 31, 2000. For the six month period ended December 31, 2001, we earned $413,975 or $0.12 per share basic and diluted as compared to a net loss applicable to common shareholders of $475,288 or $(0.15) per share for the corresponding three month period ended December 31,
2000.

LIQUIDITY AND CAPITAL RESOURCES
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2001 AND 2000

We experienced negative cash flow of $55,299 for the six months ended December
31, 2001. Cash used in operations resulted in positive cash flows of $598,239 primarily due to net income of $728,788, a non-cash charge of $369,706 for depreciation and amortization and $485,859 for deferred income taxes, a reduction of accounts receivable of $300,034, offset by an increase in settlement receivable of $597,914, a decrease in accounts payable of $413,062 and a decrease in accrued supplier expenses, accrued product warranty and deferred revenue of $344,507.

The cash we used in investing activities included the purchase of equipment in the amount of $141,033 and the purchase of goodwill generated by the ultraHue earn-out in the amount of $139,544.

Cash used in financing activities included the repayment of $58,148 of debt and the payment of $314,813 of preferred stock dividends.

We have an agreement with a lender under which we can borrow up to $4,000,000 under a revolving line of credit, subject to availability of collateral.
Borrowings bear interest at 0.5% over the lender's base rate, are payable on demand and are collateralized by all assets of the Company. As of December 31,
2001, $1,903,749 was outstanding under this line.

Between August 17, 2000 and September 14, 2000, Cadapult borrowed an aggregate of $325,000 from our President, Michael W. Levin. Cadapult used the funds as bridge financing for printers acquired for Cadapult's No-Cap Color printer program, until larger quantities of printers are accumulated and financed through lease or other debt financing. These loans are unsecured, payable on demand, and carry a 10% interest rate. Through December 2001, we repaid $40,000 of these loans. These short-term loans mature in May 2002. There is no representation or assurance made that Mr. Levin will make any further loans to
Cadapult.

In December 2000, the note payable to ultraHue came due and was satisfied with a cash payment of $760,000 and a demand note in the amount of $400,000 bearing an interest rate of 13% per annum. Through December 2001, we repaid $30,000 of this note.

INFLATION

We have historically offset any inflation in operating costs by a combination of increased productivity and price increases, where appropriate. We do not expect inflation to have a significant impact on its business in the future.

SEASONALITY

We anticipate that our cash flow from operations will be significantly greater in the fall and winter months than in the spring and summer months due to the purchasing cycles associated with our products. In the event that we are unable to generate sufficient cash flows from operations during the seasons of peak operations, we may be required to utilize other cash reserves, if any, or seek additional equity or debt financing to meet operating expenses, and there can be no assurance that there will be any other cash reserves or that additional financing will be available or, if available, on reasonable terms.

RESULTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2001

Sales. Sales for the year ended June 30, 2001 compared to the year period ended
June 30, 2000 decreased approximately 7% to $12,523,401 from $13,489,839. Media
Sciences sales increased approximately 92% to $5,145,964 from $2,678,980. While
Media Sciences' sales increased due to a full year of sales versus six months of sales for the year ended June 30, 2000, and to increased distribution of our products, the sales decreased overall due to the continued transition from our legacy reseller business to that of the higher margin Media Sciences supply business.

Cost of Sales. Cost of sales for the year ended June 30, 2001 were $7,135,266 or approximately 57% of sales, as compared to $8,522,972 or approximately 63% for the year period ended June 30, 2000. Cost of sales for Media Sciences increased to approximately 37% of sales from 27% of sales reflecting a higher percentage of toner sales versus solid ink sales. Overall, gross profit margins increased significantly in the year ended June 30, 2001 due to the transition of the business from our legacy reseller business to that of the higher margin Media
Sciences supply business.

Selling, General and Administrative. Selling, general and administrative expenses for the year ended June 30, 2001 increased to $7,221,280 or 58% of sales from $3,974,762 or 29% of sales for the year ended June 30, 2000. Our selling, general and administrative expenses for the year ended June 30, 2001 increased significantly due to several significant non-reoccurring expenses including approximately $1.1 million in legal fees, associated with the now settled litigation with Tektronix and Xerox, the present value of future payments under a supplier agreement in the amount of $884,000, an accrual of warranty expenses in the amount of $400,000 and expenses associated with the move and consolidation of our facility of approximately $150,000.

Depreciation and Amortization. Depreciation and amortization expense for the year ended June 30, 2001 increased to $771,461, including $100,489 included in
Cost of Sales, from $449,062 for the year ended June 30, 2000. The increase in depreciation and amortization can primarily be attributed to an additional six months of amortizing the goodwill created by the ultraHue acquisition in
December of 1999.

Interest Expense. Interest expense for the year ended June 30, 2001 increased to
$265,012 from $238,502 incurred for the year ended June 30, 2000.

Income Taxes. For the year ended June 30, 2001, we recorded an income tax benefit of $1,153,224 versus an income tax benefit of $144,000 for the year ended June 30, 2000. We recognized an income tax benefit because we determined that it was more likely than not that we would be able to fully utilize our deferred tax assets.

Dividends. For the year ended June 30, 2001, we paid or accrued $632,500 of stock dividends to our preferred shareholders. Our board of directors voted to defer the cash payment of the preferred stock dividend for the periods ending
March 31, 2001 and June 30, 2001 in order to conserve cash for the
Tektronix/Xerox litigation. Our preferred shareholders had the option to receive payment in kind, through a common stock issuance valued at $1.00 per share, the fair market value of our common stock on that date. As of June 30, 2001, thirty shareholders elected to receive their dividend payment through the payment in kind, totaling $88,152 and consisting of 88,152 shares of stock for the two periods ending March 31, 2001 and June 30, 2001. On September 11, 2001, our
board of directors again voted to permit our preferred shareholders the option to receive dividend payment for those two payments through payment in kind, through a common stock issuance valued at $1.10 per share, the fair market value of our common stock on that date. As of September 17, 2001, one shareholder elected to receive their dividend payment through the payment in kind, totaling
$57,500 and consisting of 52,273 shares of stock for the two periods ending
March 31, 2001 and June 30, 2001.

Net Income (Loss). For the year ended June 30, 2001, we incurred a loss applicable to common shareholders of $2,248,765 or $0.68 per share as compared to the year ended June 30, 2000 where we earned $146,769 or $0.05 basic and
$0.04 diluted earnings per share. The conversion of the Series A convertible preferred stock has been excluded from the computation of diluted earnings per share for the year ended June 30, 2000, as the conversion would be anti-dilutive after adding back preferred stock dividends to net income.

LIQUIDITY AND CAPITAL RESOURCES
FOR THE YEAR ENDED JUNE 30, 2001

We experienced negative cash flow of $736,698 for the year ended June 30, 2001.
Cash used in operations resulted in positive cash flows of $157,519 primarily due to the loss of $1,616,265 and non-cash income tax benefits and reduction in deferred revenue of $1,167,000 and $188,600 respectively, offset by non-cash charges for depreciation and amortization of $771,461, a reduction in accounts receivable of $380,197, an increase in dividends payable of $170,598, an increase in accounts payable of $316,137, an increase in other accrued expenses of $350,198 and the accrual of supplier expense in the amount of $884,000.

For the year ended June 30, 2001, the cash we used in investing activities was primarily for the purchase of tools and molds and for leasehold improvements associated with our new facility.

For the year ended June 30, 2001, we generating cash from financing activities in the amount of $113,726 primarily due to proceeds of debt of approximately
$1,400,000 offset by debt repayments of approximately $800,000 and payments of preferred stock dividends of approximately $500,000.

We experienced positive cash flow of $835,685 for the year ended June 30, 2000.
Cash used in operations resulted in positive cash flow of $580,844, primarily due to a profit of $448,541, non cash charges for depreciation, amortization and issuance of our securities for services of $520,062, a decrease in inventory of
$211,024, a decrease in accounts receivable of $160,641, an increase in deferred revenue of $172,344 and an increase in accrued expenses and other current liabilities of $172,344 offset by the non-cash income tax benefit of $181,000, a decrease in accounts payable $736,626 and an increase in pre-paid expenses and security deposits of $183,708.

For the year ended June 30, 2000, the cash we used in investing activities included the purchase of equipment, two URLs and the net assets of ultraHue for a total of $2,892,714.

We generated cash from the sale of our common and preferred stock of $4,715,520 for the year ended June 30, 2000. With these proceeds, we executed the ultraHue acquisition and repaid $738,888 in bank debt.

We have an agreement with a lender under which we can borrow up to $4,000,000 under a revolving line-of-credit, subject to availability of collateral. Under the line-of-credit, the available credit is 50% of eligible inventory, which available credit cannot exceed $1,000,000 plus 85% of eligible receivables.
Borrowings bear interest at 0.5% over the lender's base rate, are payable on demand and are collateralized by all of our assets. As of June 30, 2001, we had used $1,703,741 of this line. As of June 30, 2000, we had used $1,025,683 of this line.

On June 5, 2001, we issued a $400,000 promissory note. The note matures on June
5, 2003 and bears simple interest at the rate of 12% per year. The note is secured by a security agreement which is subordinate to our line of credit and which covers all corporate assets. In the event of default on repayment, as penalty, the simple interest rate shall be increased to a rate of 20% per year commencing from the date of default.

In September 1999, we completed a private placement for $255,500 consisting of
127,750 shares of common stock at a purchase price of $2.00. Expenses associated with the private placement were approximately $15,000, providing us with net proceeds of $240,200. We used substantially all of the proceeds to invest in our
Internet initiatives, including SamplePrint.com and the upgrade of our accounting system in preparation for our Internet storefront.

On October 1, 1999, we entered into a managing dealer agreement with a placement agent for a proposed private offering of $5,000,000. The private offering was of
500,000 units of our securities with a face value of $10.00 per unit. Each unit consisted of one share of convertible adjustable preferred stock and one warrant to purchase two shares of common stock at $4.50. For two years, each share of series A preferred stock is convertible into 3.077 shares of common stock. After each of two and four years from the date of closing, the conversion rate of one share of series A preferred stock into shares of common stock adjusts. At the adjusted conversion rate, the number of shares of common stock received equals
$10 divided by 75% of the average bid price of our common stock during the 90 days preceding each of the two and four year anniversary dates. A maximum of five shares of common stock will be issued upon conversion of a share of series
A preferred stock. In addition, the preferred stock will carry a dividend, paid quarterly, of 11.5% per annum. The offering was sold to accredited investors only in states where permitted. The proceeds of the offering were used to fund the ultraHue acquisition, for the expansion of our No-Cap Color printer program and for working capital. In December 1999, our Board of Directors approved an increase of the private placement to $5,500,000. We closed this offering on
March 10, 2000 having sold 550,000 units, representing 550,000 shares of Series
A Preferred Stock and 1,100,000 warrants to purchase common stock for $4.50, providing us with net proceeds of $4,566,549.

Capital Expenditures

We plan to acquire at least $1,000,000 of color printers for our No-Cap Color printer program. Further, we anticipate committing to additional color toner development and tooling programs. Costs of these programs during the next twelve months are estimated to be up to $750,000.

Inflation

We have historically offset any inflation in operating costs by a combination of increased productivity and price increases, where appropriate. We do not expect inflation to have a significant impact on our business in the future.

Seasonality

We anticipate that our cash flow from operations will be significantly greater in the fall and winter months than in the spring and summer months due to the purchasing cycles associated with our products. If we are unable to generate sufficient cash flows from operations during the seasons of peak operations, we may be required to utilize other cash reserves, if any, or seek additional equity or debt financing to meet operating expenses, and there can be no assurance that there will be any other cash reserves or that additional financing will be available or, if available, on reasonable terms.

                                 ABOUT CADAPULT

OUR ORGANIZATION HISTORY

We are a Delaware corporation named Cadapult Graphic Systems, Inc. We originally incorporated under the laws of the State of Utah on August 11, 1983 under the name Communitra Energy, Inc. On July 16, 1985, we filed with the Secretary of
State of the State of Utah Articles of Amendment to our Articles of
Incorporation, changing our name to Seafoods Plus, Ltd. We did not engage in any substantive business activity from approximately 1988 to June 18, 1998.

On June 18, 1998, we acquired Cadapult Graphic Systems Inc., a privately held
New Jersey corporation formed on May 1, 1987 ("CGSI"), in a transaction viewed as a reverse acquisition. CGSI was a provider of computer graphics systems, peripherals, supplies and services to visual communicators and graphics professionals. Pursuant to an Agreement and Plan or Reorganization dated June 5,
1998, between us, CGSI, all of the shareholders of CGSI, Jenson Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CGSI. Pursuant to the acquisition, the shareholders of CGSI became the controlling shareholders of our company, our officers and directors resigned and elected the CGSI nominees in their places, and CGSI became our wholly owned subsidiary.

On August 14, 1998, we reincorporated under the laws of the State of Delaware as
Cadapult Graphic Systems, Inc. On August 14, 1998, CGSI, our wholly owned New
Jersey subsidiary, merged into Cadapult.

In January 1999, we acquired the assets of Tartan Technical, Inc., a computer graphics products reseller in Massachusetts with $3.5 million of annual revenues.

In June 1999, we acquired the assets of WEB Associates, Inc., a computer graphics products reseller in Pennsylvania with $2.7 million of annual revenues.

On August 11, 1999, we formed Media Sciences, Inc., as a wholly owned New Jersey subsidiary,  for the  manufacture  and  distribution  of digital  color  printer supplies.

In August 1999, we amended our Certificate of Incorporation to change the authorized capital from 50,000,000 shares of common stock, par value $.001 per share, to 25,000,000 shares consisting of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.

In December 1999, Media Sciences acquired the assets of ultraHue, Inc., a New
Mexico corporation, a manufacturer of workgroup color printer supplies.

As of December 31, 2001, we had 3,485,516 shares of common stock issued and outstanding and 547,500 shares of preferred stock issued and outstanding.

We have not been subject to bankruptcy, receivership or any similar proceedings.

OUR BUSINESS

We are a manufacturer of supplies for digital workgroup color printers.

Our wholly owned subsidiary, Media Sciences, manufactures and distributes printer supplies, including solid ink, toner and transparency material for use in Tektronix color printers by Xerox and other color printers. Media Sciences distributes these products internationally through a network of dealers and distributors. We intend to grow this business through an expansion of our product line, expansion of our distribution channels and through demand creation marketing programs.

While we primarily sell our supplies through a distribution channel, we also sell supplies directly to certain end users through our No-Cap Color program and to those with whom we have a historical relationship.

OPERATING STRATEGY

We have a strategic objective of becoming the leading independent manufacturer of supplies for digital color business printers. We intend to achieve this objective through an expansion of our product line, and of our distribution and sales programs.

The opportunity to sell Media Sciences supplies exists in the installed base of workgroup, or business, color printers. The installed base are those printers that have been acquired by end-users and are being used today. Almost all of these end users are using original equipment manufacturer supplies, or those being produced by, and sold under the label of, the printer manufacturer such as
Tektronix, Xerox or QMS. We believe that as color printers become more common in the workplace, a subset of these users will seek alternative supplies to the OEM brand, primarily as a cost savings. If we look at the color market as being analogous to the monochrome printer and supply market, an opportunity exists for independent supply manufacturers to achieve a 20% market share in the aggregate.
Our objective is to be the leader within this market space by providing high quality, less expensive color printer supplies through the same distribution channels as the OEM supplies are sold.

In addition to penetrating the installed base, we intend to create a significant new set of color printer users who are contractually committed to our supplies.
We are striving to achieve this objective through our sales programs including our No-Cap Color printer program. We believe this program provides a unique opportunity for end users who are not currently using color-printing technology to migrate to color without the cost and technology risk of buying a printer outright.

PRINCIPAL PRODUCTS AND SERVICES AND PROGRAMS

Products
--------

Solid Ink Sticks. We manufacture and distribute solid ink sticks for use in the
Tektronix Phaser 340, 350, 360, 840 and Phaser 850 color printers. Our ink is sold under the Media Sciences label, and the labels of many of our dealers and distributors. We offer flexible, custom packaging to meet the needs of our distribution partners. Our solid ink is typically sold to end-users at prices that are 20% to 50% less than those of the Xerox/Tektronix brand.

Toner Cartridges. We offer three lines of toner cartridges: Identicals,
Remanufactured, and our recently introduced Clearcase line of toner cartridges.
As with our ink, our toner cartridges are sold under the Media Sciences label and the labels of our distributors. We plan to expand our toner cartridges offerings both within the Tektronix line of color printers and to other color printer manufacturers as well.

     o    Identicals -- Our Identical line of toner cartridges include toner cartridges for the Tektronix Phaser 560 and 780 color printers. These are new cartridges offered at a discount to those of the OEM.

     o    Remanufactured -- Our Remanufactured line of toner cartridges are for use in Tektronix 780 color printers. We refill and repackage empty toner cartridges and offer them at a substantial discount to those of the OEM.

     o    Clearcase -- Our Clearcase line of toner cartridges are for use in
          Tektronix Phaser 560, 740 and 750 color printers. These are newly manufactured toner cartridges, featuring a unique clear case, allowing the user to see the colored toner within the cartridges.

Media. We distribute transparency material for use in solid ink and color laser printers.

Sales Programs
--------------

No-Cap Color. Our No-Cap Color program provides a customer with one or more workgroup color printers, at no charge, in return for a monthly or bi-monthly commitment to purchase certain supplies from us. These printers have retail values of up to $6,000 and include service throughout the duration of the program. We offer several printers under this program, including two business printers, one solid ink, one laser, and one graphic arts printer. We target the broad corporate market with this program, as well as certain vertical markets.
The printer remains the property of Cadapult or its assignees at all times.

Our No-Cap Color program offers benefits to both the end user and Cadapult. The end user benefits by obtaining a color printer without a capital investment and without service costs. End user costs are limited to the purchase of supplies that they would need to purchase anyway. We benefit by creating new customers with an obligation to purchase our supplies, thereby creating a high-margin reoccurring revenue stream.

Printers for our No-Cap Color program are purchased outright and/or leased to us by third party leasing companies.

MARKETING AND SALES PLANS

We intend to increase our marketing and sales efforts. The goal of these efforts is to increase revenues through increased market awareness of our products and programs.

We are expanding our Media Sciences distribution channels through outside sales efforts and direct mail. We intend to strengthen these channels through performance based sales incentive programs. We plan to build end-user awareness and demand for our supplies through advertising and marketing campaigns.

We continue to aggressively market our No-Cap Color program. The goal of this effort is to drive potential customers to our No-Cap Color web site where they prequalify themselves for the program. Leads generated through this site are followed up by inside sales people. We presently use a combination of direct mail and e-mail marketing and banner advertising, and we plan to also use affiliate marketing, to drive traffic to www.nocapcolor.com.

INDUSTRY AND MARKET OVERVIEW

The office environment has been dominated by monochrome, black and white, printers and color monitors. Over the last several years, color printers have been introduced to the office environment for mission critical applications where color is a must. Today, however, with the ever-increasing quality and speed of color printers and lower costs of acquisition and ownership, color is migrating into the broad office environment. This migration has led to flat monochrome printer sales and growing color printer sales as monochrome printers are being replaced with color. CAP Ventures forecasts a compound annual growth rate in unit placements of 45% to 60% through the year 2004, with 1.4 million units, including ink-jet, being placed next year alone. The U.S. workgroup color printer installed base alone is forecasted to be in excess of 13 million units by the end of 2004.

Digital color printers, and copiers, create an ongoing requirement for service and supplies. This reoccurring business often exceeds the original cost of the device over its lifetime. Today, in the business color printer market, supplies for these printers are manufactured and distributed by the printer manufacturer.
There exists little to no competition to these sources of supplies. As adoption of color printing technology continues, we expect the demand for alternative supplies to grow dramatically. In the black and white printer market, Lyra
Research, Inc. estimates that third party supply manufacturers will provide approximately 22-27% of the supplies consumed from 2000 to 2003. We believe that a similar opportunity exists in the color market.

DISTRIBUTION METHODS OF THE PRODUCTS AND SERVICES

We sell through an international network of dealers and distributors. We also sell supplies directly to certain end users through our No-Cap Color program and to those with whom we have a historical relationship. These direct sales are conducted through telephone and Internet sales efforts.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OF SERVICE

Not applicable.

COMPETITION

We primarily compete with the original equipment manufacturer of the printers for which we provide supplies, including Xerox, which sells printers under the
Tektronix label. Other than the original equipment manufacturers, we are not aware of any other significant competitor that provides solid ink or toner for use in these printers.

Approximately 90 days after we announced our No-Cap Color free color printer program, Tektronix announced its own free color printer program. The Tektronix program has continued since Xerox acquired the color printer division from
Tektronix in 2000. The Xerox program is structured differently from ours, and we believe there exists an opportunity for both programs to be successful.

MAJOR SUPPLIERS

We did not have any supplier who represented 10% or more of our revenues in our fiscal year ended June 30, 2001.

MAJOR CUSTOMERS

We did not have any customer who represented 10% or more of our revenues in our fiscal year ended June 30, 2001.

INTELLECTUAL PROPERTY

We regard our trademarks, trade secrets, and proprietary technology and similar intellectual property as critical to our success, and rely on trademark, copyright and patent law, trade secret protection and confidentiality and other agreements with our employees, customers, partners and others to protect our proprietary rights. We have applied for the registration of trademarks in the
United States.

NEED FOR GOVERNMENT APPROVAL

Not applicable.

GOVERNMENT REGULATION

Not applicable.

RESEARCH AND DEVELOPMENT

Not applicable.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Not applicable.

EMPLOYEES

We currently have 34 full-time employees, including seven management level employees.

OFFICE FACILITIES

We maintain our executive offices at Allendale, New Jersey, pursuant to a lease expiring on May 31, 2011. We also maintain a sales office in Redmond,
Washington. Our offices are adequately covered by insurance for claims arising out of such occupancies.

In May 2001, we moved our corporate offices from occupancy of approximately
7,212 square feet to occupancy of approximately 15,400 square feet, including warehousing and manufacturing facilities, to accommodate our increased warehousing requirements, expanded service facilities, and to support the manufacturing requirements of Media Sciences. We believe that our present facilities will be suitable to accommodate our growth for the foreseeable future.

The table below sets forth the location, approximate square footage, approximate annual rent, use of each location and expiration date of each lease, including the lease for our new corporate facility. Some of the leases summarized in the table provide for moderate annual rental increases.

--------------------------  -----------  -----------  ----------------------  ---------------
                            Approximate  Approximate                               Lease
Location                    Square Feet  Annual Rent             Use          Expiration Date
--------------------------  -----------  -----------  ----------------------  ---------------

40 Boroline Road               15,400      $184,800   Executive Offices,      May. 31, 2011
Allendale, NJ 07401                                   Warehouse, and
                                                      Manufacturing Facility

201 MJL Center                 1,500       $26,400    Sales                   month to month
16398 NE 85th Street                                                          lease
Redmond, Washington 98052
--------------------------  -----------  -----------  ----------------------  ---------------

LEGAL PROCEEDINGS

As at February 1, 2002, we are not a party to any material pending legal proceeding, other than ordinary routine litigation incidental to our business.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

Not applicable.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The persons listed in the table below are our present directors and executive officers.

----------------  ---  -------------------------------------------------
Name              Age  Position
----------------  ---  -------------------------------------------------
Michael W. Levin  36   Chief Executive Officer, President and
                         Chairman of the Board
Frances Blanco    41   Vice President Marketing and Investor Relations,
                         Treasurer, Secretary and Director
Duncan Huyler     40   Vice President Technical Services
Duncan Yates      32   Vice President Sales
Paul C. Baker     64   Director
Edwin Ruzinsky    68   Director
Donald Gunn       50   Director and Vice President of Media Sciences
Henry Royer       70   Director
Stanley Brooks    53   Director
----------------  ---  -------------------------------------------------

Our directors are elected annually to serve for one year and hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Our Board of Directors may increase the size of the Board of Directors. Any director who fills a position created by the Board of
Directors serve until the next annual meeting of the shareholders. Our officers are elected by the Board of Directors at the first meeting after each annual meeting of our shareholders, and hold office until their death, resignation or removal from office.

MANAGEMENT PROFILES

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:
-------------------------------------------------------------------------------

Michael W. Levin has served as our Chief Executive Officer, President and
Chairman of the Board since June 18, 1998. Before June 1998, he had served as
President, Treasurer, Secretary and Chairman of Cadapult's predecessor, Cadapult
Graphic Systems Inc. ("CGSI") since 1987, when he founded CGSI while attending
Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. He earned a Bachelor of
Science degree in Mechanical Engineering from Lehigh University in 1987, graduating summa cum laude.

Frances Blanco, Vice President of Marketing and Investor Relations, Treasurer,
Secretary and Director:
----------------------

Frances Blanco has served as our Vice President of Marketing and Investor
Relations, Treasurer, Secretary and a Director since June 18, 1998. From 1993 to
June 18, 1998, she served as Vice President of Marketing and Investor Relations,
Treasurer, Secretary and a director of CGSI. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for us as well as investor relations. From 1984 through 1989, Blanco was a
Reseller Account Manager at Lotus, where she designed and implemented marketing programs. From August 1989 through June 1993, Blanco served as a Business
Development Manager at Tektronix, Inc., where she was responsible for the development of long term and strategic customers. She earned a Bachelor of
Science degree in Marketing from Bentley College in 1982 and a Masters of
Business Administration degree from Boston College in 1985.

Duncan Huyler, Vice President of Technical Services:
----------------------------------------------------

Duncan Huyler has served as our Vice President of Technical Services since June
18, 1998. From 1993 to June 18, 1998, he served as Vice President of Technical
Services for CGSI. Huyler manages all the technical aspects for us, including running the business under its own P/L, developing service plans, hiring staff, developing and implementing training programs and obtaining service authorizations. From May 1983 through October 1987, Huyler served in the U.S.
Army. From September 1988 through August 1993, Huyler worked for Lord & Taylor, where his positions included Senior Financial Analyst and Director of Systems.
Huyler graduated from Cornell University in 1983 with a Bachelor of Science degree in Business and earned a Masters of Business Administration from the
University of Louisville in 1987.

Duncan Yates, Vice President of Sales:
--------------------------------------

Duncan Yates has served as Vice President of Sales since July 2000. Prior to
July 2000, Yates served as the Regional Sales Manager for Cadapult, which he joined in 1993. Yates manages all aspects of direct sales for Cadapult's value added reseller business, including achieving quarterly revenue and gross profit targets, developing sales plans and strategies, hiring and training sales staff, and implementing vertical market pilot programs. Yates is a 1992 graduate of
Western Maryland College with a Bachelor of Science degree in Political Science.

Paul C. Baker, Director:
------------------------

Paul C. Baker has served as a Director since June 18, 1998. From 1986 to the present, he has been President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focuses on developing companies with high growth potential. Prior to founding Sherwood Partners, Inc.
in 1986, Baker held numerous positions during his twenty-five years of employment with American Cyanamid Co. At Cyanamid, Baker held several domestic and international management positions, including President of Domestic
Operations from April 1975 through October 1979, President of Shulton Inc. from
October 1977 through October 1979 and Group Vice President of Cyanamid from
October 1979 through December 1984. Baker graduated from Lehigh University in
1959 with a Bachelor of Arts degree in Liberal Arts, earned a B.S.I.E. degree in
Engineering from Lehigh University in 1960, and received a Masters in Business
Administration from Fairleigh Dickinson University in 1963.

Edwin Ruzinsky, Director:
-------------------------

Edwin Ruzinsky has served as a Director since August 27, 1999. He is a Certified
Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm's
National Director-Media Industry Services. He previously served Times Mirror
Company as Vice President of Finance & Administration/Book Publishing Group and
Parents' Magazine Enterprises, Inc. as Chief Accounting Officer. Ruzinsky
continues serving as a member of the Pace University/Dyson School of Liberal
Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Dowden Publishing Company, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers. In addition, for the past twenty-five years, he has been a consultant to The CPA Journal, published by the New York State Society of
Certified Public Accountants.

Donald Gunn, Director:
----------------------

Donald Gunn has served as a Director since December 23, 1999. Since December 13,
1999, he has served as Vice President of Media Sciences. He founded ultraHue,
Inc., a manufacturer of ink and toner products for computer printers in March
1996. He served as President and Chief Executive Officer of ultraHue until we acquired ultraHue on December 13, 1999. From June 1997 to November 1998, he
served as the Western Sales Manager for Invention Machine Corporation, a Boston
based provider of software designed to aid engineers in the development of engineering solutions. From August 1995 to May 1997, he worked as Regional
Manager for the Pacific Northwest for 3D Systems, located in Valencia,
California, a company that produces stereo lithography machines. From October
1987 to August 1995, he worked for the Color Printer Division of Tektronix,
Inc., located in Wilsonville, Oregon, in various sales and marketing positions, including Major Account Manager and VAR Account Manager for the Western United
States. From July 1986 to October 1987, he worked as a sales manager for Silma,
Inc., located in Santa Clara, California, a company that produced software for industrial equipment. From January 1985 to June 1986, he was the Western Area
Sales Manager for AAB Robotics, located in Fort Collins, Colorado, a company that produced equipment for the welding industry. He received a Bachelors of
Science degree in Electrical Engineering from the University of Illinois in
1974.

Henry Royer, Director:
----------------------

Henry Royer has served as a Director since December 23, 1999. From 1965 to 1983,
Royer held several positions at First National Bank of Duluth in 1965, including
Assistant Cashier, Assistant Vice President, Assistant Manager of the Commercial
Loan Department and Senior Vice President in Charge of Loans, and served as
Executive Vice President/Loans when he left First National Bank. He then joined
The Merchants National Bank of Cedar Rapids, now named Firstar Bank Cedar
Rapids, N.A., where he served as Chairman and President until August 1994. From
September 1994 through December 31, 1997, he served as the President and Chief
Executive Officer of River City Bank, Sacramento, California. He served as an
Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned to join Berthel
Fisher & Company Planning Inc., and was elected President of Berthel Trust in
July 1999. He was elected President of Berthel SBIC, LLC in August 1999. He graduated in 1953 from Colorado College with a B.A. in Money and Banking.

Stanley Brooks, Director:
-------------------------

Stanley Brooks has served as a Director since September 7, 2000. He is the
Chairman and President of Brookstreet Securities Corporation. He has served in this capacity for the past 11 years. Brookstreet is a nationally recognized full service investment banking and corporate finance firm, based in Irvine,
California, with memberships in the NASD, BSE, NFA, RIBA, and SIPC. Founded in
1990, Brookstreet has in excess of 110 branch offices throughout the 50 states.
Prior to his development of Brookstreet, Stanley Brooks held both Executive and
Senior Vice President Positions from 1976 to 1990 with three independent regional brokerage firms.

BOARD COMMITTEES AND MEETINGS

During the fiscal year that ended on June 30, 2001, the Board of Directors held four meetings. During this period, six of the directors serving on the Board at the time attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors.

We have an Audit Committee consisting of the following members of the Board of
Directors: Paul Baker, Edwin Ruzinsky and Stanley Brooks. The function of the
Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Cadapult, reviewing with Cadapult's independent accounts the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Cadapult. The Audit Committee consists of non-employee directors whom Cadapult has determined are free of any relationship that could influence their judgement as a committee member and are not associated with a major vendor to, or a customer of, Cadapult.

We have a Compensation Committee consisting of the following member of the Board of Directors: Paul Baker, Stanley Brooks and Michael W. Levin. The function of the Compensation Committee is to make determinations concerning salaries and incentive compensation for our officers and employees.

DIRECTOR COMPENSATION

We have a compensation plan for our independent directors. Eligible outside directors are paid $3,000 per year, payable quarterly, for attendance at regular and special meetings and may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of
Cadapult. Outside directors are also granted five-year stock options to purchase
10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board, and will be granted, annually, additional stock options to purchase 5,000 shares of common stock in each July for continued
service on the Board.

OTHER INFORMATION ABOUT DIRECTORS

None of the directors are directors of other reporting companies, are associated by family relationships, or have been involved in legal proceedings.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The table below sets forth information concerning the annual and long-term compensation during our last three fiscal years of our Chief Executive Officer and all of our other officers ("Named Executive Officers"). In reviewing the
Summary Compensation Table below, consider that:

     o    Donald Gunn became a director of Cadapult and an officer of Media
          Sciences on December 23, 1999. His reported fiscal year 2000 compensation covers a six-month period.

     o    Duncan Yates became an officer effective as of July 1, 2000. His reported fiscal year 2001 compensation covers the entire twelve-month period. On July 1, 2000, we issued to Yates stock options to purchase up to 100,000 shares of common stock, of which stock options to acquire 50,000 shares vested immediately and stock options to acquire an additional 50,000 shares subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $1,500,000 and $2,000,000. As of May 6, 2001, our Board of
          Directors approved the repricing of stock options from an exercise price of $2.00 per share to $1.25 per share.

     o    Our matching contributions to employees' 401(k) plan are included in the table as all other compensation.

-------------------------------------   -------------------------   ----------------   ------------
                                                                       Long Term
                                                                      Compensation
                                                                    ----------------
                                           Annual Compensation           Awards
                                        -------------------------   ----------------
                                                                       Securities
                                                                       Underlying        All Other
Name and Principal Position             Year    Salary     Bonus    Options/SARS (#)   Compensation
-------------------------------------   ----   --------   -------   ----------------   ------------
Michael W. Levin                        2001   $150,490        $0              0             $2,490
Chief Executive Officer and President   2000   $131,717        $0              0             $2,503
                                        1999   $130,000        $0        500,000             $2,379

Frances Blanco                          2001    $90,000        $0        100,000 (a)         $2,625
Vice President, Treasurer and           2000    $85,493    $9,920              0             $2,554
Secretary                               1999    $80,000   $10,000        100,000 (a)         $2,021

Duncan Huyler                           2001   $105,485        $0        100,000 (a)         $2,637
Vice President                          2000    $96,725        $0              0             $1,765
                                        1999    $95,000   $25,000        100,000 (a)         $4,630

Duncan Yates                            2001   $110,000   $10,000        100,000               $938
Vice President

Donald Gunn                             2001    $80,000        $0              0              $1681
Vice President of Media Sciences        2000    $43,333        $0         50,001 (b)             $0
-------------------------------------   ----   --------   -------   ----------------   ------------

(a)  Refers to options initially granted in fiscal year 1999 and repriced in fiscal year 2001. On March 3, 1999, we issued to each of Frances Blanco and
     Duncan Huyler five-year stock options to purchase up to 100,000 shares of common stock, subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $500,000, $1,000,000,
     $1,500,000 and $2,000,000. For each of Blanco and Huyler, stock options to purchase 50,000 shares vested based upon the achievements of the first two vesting criteria in the 2000 fiscal year. As of May 6, 2001, our Board of
     Directors approved the repricing of stock options from an exercise price of
     $2.00 per share to $1.25 per share.

(b)  Subsequent to our 2001 fiscal year end, on December 14, 2001, we repriced the exercise price for the options to purchase 50,001 shares of common stock granted to Gunn on December 13, 1999 from $3.00 per share to $1.27 per share.

STOCK OPTION INFORMATION

                          OPTION GRANTS IN FISCAL 2001

The table below sets forth information concerning stock options granted during the fiscal year ended June 30, 2001 to Named Executive Officers. The percentage of total stock options is based on 364,502 stock options granted to officers, directors, and employees during the 2001 fiscal year, including 200,000 repriced stock options initially granted in fiscal year 1999.

----------------   --------------------   ------------------------   -----------   ---------------
                   Number of Securities   Percent of Total Options
                    Underlying Options     Granted to Employees in   Exercise of
                         Granted                 Fiscal Year         Base Price    Expiration Date
Name                       (#)                                         ($/Sh)
----------------   --------------------   ------------------------   -----------   ---------------
Michael W. Levin               0                      -                   -                -
Frances Blanco           100,000                     27.4%              $1.25            3-5-04
Duncan Huyler            100,000                     27.4%              $1.25            3-5-04
Duncan Yates             100,000                     27.4%              $1.25            7-1-05
Donald Gunn                    0                      -                   -                -
----------------   --------------------   ------------------------   -----------   ---------------

           OPTION EXERCISES IN FISCAL 2001 AND YEAR END OPTION VALUES

The following table sets forth information concerning the value of unexercised stock options at June 30, 2001 for the Named Executive Officers. We calculated the dollar values in the table by multiplying the number of stock options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. The last sale price of a share of our common stock on June 29, 2001 was $2.00, as reported by AMEX.

-----------------   ---------------   -----------   ------------------------------   --------------------------
                                                        Number of Unexercised           Value of Unexercised
                       Number of                        Securities Underlying           In-the-Money Options
                    Shares Acquired     Value          Options at Fiscal Year End        at Fiscal Year End
Name                  on Exercise      Realized
                                                    ------------------------------   --------------------------
                                                     Exercisable   Unexercisable     Exercisable  Unexercisable
-----------------   ---------------   -----------   -------------- ---------------   -----------  -------------
Michael W. Levin           0              0               301,223         250,000       $188,264       $156,250
Frances Blanco             0              0                57,741          50,000        $43,306        $37,500
Duncan Huyler              0              0                59,265          50,000        $44,449        $37,500
Duncan Yates               0              0                75,430          50,000        $43,883        $37,500
Donald Gunn                0              0                16,667          33,334             $0             $0
-----------------   ---------------   -----------   -------------- ---------------   ------------ -------------

REPORT ON REPRICING OF CERTAIN STOCK OPTIONS

The Board of Directors approved, effective May 6, 2001, the repricing of certain outstanding stock options held by certain Named Executive Officers. In fiscal year 2001, each of Frances Blanco, Duncan Huyler and Duncan Yates held stock options to acquire up to 100,000 shares of common stock, of which options to acquire 50,000 shares were vested and options to acquire an additional 50,000 shares have not vested as of June 30, 2001 and are subject to vesting upon
Cadapult achieving certain financial results. For each of Frances Blanco, Duncan
Huyler and Duncan Yates, the exercise prices of these previously granted stock options were repriced from $2.00 per share to $1.25 per share. The prices to which the options were repriced exceeded the fair market value of a share of our common stock as of the date of repricing. The closing bid price of our common stock on May 4, 2001 was $0.85 per share. The Board of Directors recognized that certain events had significantly reduced the incentives those options were intended to create. It was the expectation of the Board of Directors that by reducing the exercise price of these options, the intended incentives would be restored in part.

EMPLOYMENT AGREEMENT WITH NAMED EXECUTIVE OFFICER

Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five year employment agreement that began on May 1, 1998, as amended September
1, 1998. His current annual salary is $150,000. His salary increases annually by the cost-of-living adjustments tied to the Consumer Price Index. We may increase his salary at any time. Commencing in his third year of employment and each year thereafter, his annual salary increases, each quarter, by one percent of our earnings before interest, taxes, depreciation and amortization in the prior fiscal year. We granted him 500,000 five-year stock options to purchase 500,000 shares of common stock. These stock options vest only after we achieve certain corporate levels of earnings. The exercise price for the stock options is $1.375 per share. He may exercise 125,000 stock options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. Stock options to purchase 250,000 shares vested due to the achievement of the first two vesting criteria in the 2000 fiscal year. These stock options are cumulative and are subject to anti-dilution rights.

He also receives:

     o    death benefits of $100,000,

     o    a fifteen-year term life insurance policy for $1,000,000,

     o    a luxury automobile, and

     o    reimbursement for reasonable travel and other business related expenses.

We may also award him financial or other bonuses as determined by the Board of
Directors.

If we undergo a "change of control", we must pay him an amount equal to 290% of his salary and his incentive based stock options shall vest immediately. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

     o    the acquisition, other than directly from Cadapult, of 25% or more of our common stock or our voting securities by persons other than
          Cadapult or Levin;

     o    a change in a majority of our Board of Directors of which our Board does not approve or that results from a proxy contest;

     o    a reorganization, merger, consolidation or sale of substantially all of our assets after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or

     o    shareholder approval of our liquidation or dissolution.

STOCK OPTION PLAN

Under our incentive stock option plan for employees, which was adopted by our
Board of Directors and approved by our shareholders, we reserved 500,000 shares of our common stock. An incentive stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. As of June 30, 2001, we had outstanding incentive stock options to purchase approximately 275,726 shares of common stock, exercisable for five or ten years from the date of grant at prices of
$1.25 to $4.00. If we undergo a "change of control", the incentive based stock options shall vest immediately.

EMPLOYEE PROFIT SHARING PLAN

We have a tax-qualified employee paired profit sharing plan sponsored by Kemper
Financial Services, Inc. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee's contribution. In our discretion, we may contribute unmatched contributions. The
401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the
401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 27, 1999, we granted Edwin Ruzinsky, in connection with serving on our
Board of Directors, stock options to purchase 10,000 shares of common stock, exercisable at $2.06 per share and expiring on August 27, 2005.

On September 30, 1999, we granted Duncan Yates employee stock options to purchase 3,000 shares of common stock, exercisable at $2.00 per share and expiring on September 30, 2009.

On December 10, 1999, we granted Berthel SBIC, in connection with serving on our
Board of Directors through its nominee Henry Royer, stock options to purchase
10,000 shares of common stock, exercisable at $3.13 per share and expiring on
December 8, 2004.

On December 13, 1999, we completed, through our subsidiary Media Sciences, the acquisition of certain assets and the assumption of certain liabilities of
ultraHue, Inc., a New Mexico corporation, pursuant to an asset purchase agreement dated September 7, 1999. We acquired certain proprietary information and intellectual property rights of ultraHue and other assets used in its business operations, including its trade secrets, accounts receivable less allowances, inventory, rights to the name ultraHue, customer lists, sales, service and vendor contracts, and security deposits. We assumed certain of
ultraHue's liabilities, including its accounts payable as of the closing date, customer deposits as of the closing date, and leases and contracts. The purchase price we paid at closing included $2,340,000 at closing, a promissory note for
$1,160,000, with 7% annual interest rate payable in one year, and a sum equal to
ultraHue's cost for its inventory delivered to us at the closing date. In
December 2000, the note payable to ultraHue came due and was satisfied with a cash payment of $760,000 and a demand note in the amount of $400,000 bearing interest at a rate of 13% per annum, of which in August 2001, we repaid $15,000 of this note. The purchase price also included: the sum of accounts receivables as of the closing date that we collect; for the first year from closing, 10% of the net profits that Media Sciences derives from the first $1,500,000 dollars of
Media Sciences' gross profits; for the first year from closing, 30% of the net profits of Media Sciences that is attributable to its gross profits in excess of
$1,500,000; for the second and third years from closing, 10% of the quarterly net profits derived by Media Sciences from the first $1,000,000 of gross profits; and for the second and third years from closing, 30% of the net profits of Media Sciences that is attributable to its gross profits in excess of
$1,000,000 dollars.

On December 13, 1999, Donald Gunn, an officer, director and controlling shareholder of ultraHue, became Vice President of Media Sciences. Under a three-year employment agreement, we issued him stock options to purchase 50,001 shares of common stock, exercisable at $3.00 per share and expiring on December
13, 2004. One-third of the stock options vest on each of the three anniversary dates of employment. On December 23, 1999, Gunn was elected to serve on our
Board of Directors.

In December 1999, Charles C. and Charles F. Bearoff purchased 50,000 units of our securities in a private placement at $10 per unit. The Bearoffs beneficially owns 350,000 shares of common stock which may be acquired upon the conversion of
50,000 shares of series A preferred stock, at an assumed current conversion rate of one preferred stock share into five common stock shares, and the exercise of five-year warrants to acquire 100,000 shares of common stock at $4.50 per share which underlie the 50,000 units.

In December 1999 and March 2000, General Conference Corp. of Seventh-Day
Adventists purchased an aggregate of 50,000 units of our securities in a private placement at $10 per unit. General Conference Corp. of Seventh-Day Adventists beneficially owns 350,000 shares of common stock which may be acquired upon the conversion of 50,000 shares of series A preferred stock, at an assumed current conversion rate of one preferred stock share into five common stock shares, and the exercise of five-year warrants to acquire 100,000 shares of common stock at
$4.50 per share which underlie the 50,000 units.

In December 1999, Berthel SBIC purchased 100,000 units of our securities in a private placement at $10 per unit. Berthel SBIC beneficially owns 700,000 shares of common stock which may be acquired upon the conversion of 100,000 shares of series A preferred stock, at an assumed current conversion rate of one preferred stock share into five common stock shares, and the exercise of five-year warrants to acquire 200,000 shares of common stock at $4.50 per share which underlie the 100,000 units. Berthel SBIC also received five-year warrants to acquire 40,000 shares of common stock at $3.75 per share. Berthal SBIC elected to its dividend payment stock for the two periods ending March 31, 2001 and June
30, 2001 through the issuance of common stock at a rate of $1.10 in dividends for one share of common stock, totaling $57,500 and consisting of 52,273 shares.

On January 14, 2000, Henry Royer purchased 10,000 shares of our common stock in the public market at $3.25 per share.

On March 10, 2000, Henry Royer purchased 10,000 units of our securities in our private placement conducted from December 1999 through March 10, 2000. Units sold in the private placement were offered at $10.00 per unit and consisted of one share of series A preferred stock and warrants to purchase two shares of common stock.

On March 10, 2000, we completed a private placement of 550,000 units of our securities, consisting of preferred stock and warrants to purchase common stock, to accredited investors. Brookstreet Securities Corporation acted as the managing placement agent. Brookstreet's fee included a commission and a nonaccountable expense allowance equal to 13% of the proceeds of the offering, five year warrants to purchase up to 236,500 shares of our common stock at $1.65 per share and up to 550,000 shares of our common stock at $3.75 per share.
Subsequently, David L. Rosier, an affiliate of Brookstreet, acquired warrants to purchase 263,850 shares of our common stock from Brookstreet, and, Berthal SBIC acquired warrants to purchase 83,000 shares of our common stock from
Brookstreet.

In May 2000, Henry Royer sold all of his shares and units of our securities to comply with the internal policies of Berthel SBIC of which he is President that he personally not own any of our securities. He sold his 10,000 shares of common stock in the public market at a loss in several transactions in May 2000 at prices ranging from $2.125 to $3.00. Henry Royer also sold his 10,000 units of our securities at the same price of $10.00 per unit he paid for the units in a private transaction to one individual who represented that he was an accredited and sophisticated person with whom he has had prior business relationships, and who accepted all of the same conditions of purchase as had Royer when he purchased said securities.

Pursuant to an oral employment agreement effective as of July 1, 2000, and as amended September 7, 2000, we issued to Duncan Yates stock options to purchase up to 100,000 shares of common stock, of which stock options to acquire 50,000 shares vested immediately and stock options to acquire an additional 50,000 shares are subject to vesting upon us attaining certain specified corporate milestones. The exercise price was $2.00 per share at the time of grant. The stock options expire on July 1, 2005.

On July 3, 2000, we granted Paul Baker, in connection with serving on our Board of Directors, stock options to purchase 5,000 shares of common stock, exercisable at $2.19 per share and expiring on July 3, 2005.

On July 3, 2000, we granted Edwin Ruzinsky, in connection with serving on our
Board of Directors, stock options to purchase 5,000 shares of common stock, exercisable at $2.19 per share and expiring on July 3, 2005.

On July 3, 2000, we granted Berthel SBIC, in connection with serving on our
Board of Directors through its nominee Henry Royer, stock options to purchase
5,000 shares of common stock, exercisable at $2.19 per share and expiring on
July 3, 2005.

On July 28, 2000, we granted Brookstreet Securities Corporation, in connection with serving on our Board of Directors through its nominee Stanley Brooks, stock options to purchase 10,000 shares of common stock, exercisable at $2.25 per share and expiring on July 28, 2005.

Between August 17, 2000 and September 14, 2000, Cadapult borrowed an aggregate of $325,000 from Michael Levin. Cadapult used the funds as bridge financing for printers acquired for Cadapult's No-Cap Color printer program, until larger quantities of printers are accumulated and financed through lease or other debt financing. The loans are unsecured and carry interest at a rate of 10% simple interest per year. The principal and interest are payable upon demand. There can be no representation or assurance that Mr. Levin will make any further loans to
Cadapult, on these or any other terms.

The Board of Directors approved, effective May 6, 2001, the repricing of certain outstanding stock options held by certain Named Executive Officers. Each of
Frances Blanco, Duncan Huyler and Duncan Yates held stock options to acquire up to 100,000 shares of common stock, of which options to acquire 50,000 shares were vested and options to acquire an additional 50,000 shares have not vested as of June 30, 2001 and are subject to vesting upon Cadapult achieving certain financial results. For each of Frances Blanco, Duncan Huyler and Duncan Yates, the exercise prices of these previously granted stock options were repriced from
$2.00 per share to $1.25 per share. The prices to which the options were repriced exceeded the fair market value of a shares of our common stock as of the date of repricing. The closing bid price of our common stock on May 4, 2001 was $0.85 per share. The Board of Directors recognized that certain events had significantly reduced the incentives those options were intended to create. It was the expectation of the Board of Directors that by reducing the exercise price of these options, the intended incentives would be restored in part.

On May 6, 2001, we repriced the exercise price for options granted to certain management employees as follows:

     o    the options to purchase 100,000 shares of common stock granted to
          Frances Blanco on May 6, 1999 from $2.00 per share to $1.25 per share.

     o    the options to purchase 100,000 shares of common stock granted to
          Duncan Huyler on May 6, 1999 from $2.00 per share to $1.25 per share.

     o    the options to purchase 100,000 shares of common stock granted to
          Duncan Yates on July 1, 2000 from $2.00 per share to $1.25 per share.

On May 31, 2001, we issued warrants to purchase up to 200,000 shares of our common stock at $1.00 per share to Consonant Services Group in consideration for consulting services. Consonant Services Group a joint venture of which Paul
Baker, a director of Cadapult, is a member and the beneficial owner of 25,000 warrants issued to Consonant Services Group. The warrants, which were valued at
$25,000, based on the value of consulting services received, expire on May 31,
2006.

On June 5, 2001, we issued a $400,000 promissory note and warrants to purchase up to 200,000 shares of our common stock at $1.00 per share to Consonant
Services Group, a joint venture of which Paul Baker, a director of Cadapult, is a member. The note matures on June 5, 2003 and bears simple interest at the rate of 12% per year. The note is secured by a security agreement which covers all corporate assets. In the event of default on repayment, as penalty, the simple interest rate shall be increased to a rate of 20% per year commencing from the date of default.

On July 2, 2001, we granted options to purchase 5,000 shares of common stock, exercisable for five years at $2.00 per share to each of Paul Baker, Berthel
SBIC, Brookstreet Securities Corporation, and Ed Ruzinsky in connection with their services on the Board of Directors.

On December 14, 2001, we repriced the exercise price for the options to purchase
50,001 shares of common stock granted to Donald Gunn on December 13, 1999 from
$3.00 per share to $1.27 per share.

On December 27, 2001, December 28, 2001 and January 11, 2002, Michael W. Levin
purchased for the sum of $10,300 an aggregate of 10,000 shares of Cadapult common stock in the open market at prices from $1.00 to $1.05 per share.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of February 1, 2002, the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, except that the security ownership of management is provided in a separate table. This information was determined in accordance with Rule 13(d)-3 under the Securities
Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options, warrants, or preferred are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

You should consider the following factors when reviewing the table:

     o    Berthel SBIC's beneficial ownership includes shares of common stock which may be acquired upon the conversion of 100,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, the exercise of options to acquire 20,000 shares, and the exercise of warrants to acquire
          323,000 shares. The beneficial owners of Berthel SBIC are: Thomas J.
          Berthel, Chief Executive Officer and Chairman; Ronald O. Brendengen,
          Chief Financial Officer and Chief Operation Officer; Henry Royer,
          President; Leslie D. Smith, Secretary; and Julie K. Driscoll,
          Assistant Secretary.

     o    General Conference Corp. of Seventh-Day Adventists' beneficial ownership includes shares of common stock which may be acquired upon the conversion of 50,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, and the exercise of warrants to acquire 100,000 shares.

     o    Charles C. and Charles F. Bearoff's beneficial ownership includes shares of common stock which may be acquired upon the conversion of
          50,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, and the exercise of warrants to acquire 100,000 shares.

     o    Brookstreet Securities Corporation's beneficial ownership includes shares of common stock which may be acquired upon the exercise of stock options to acquire 15,000 shares and the exercise of warrants to acquire 255,900 shares. The beneficial owner of Brookstreet Securities
          Corporation is Stanley Brooks.

     o    David L. Rosier's beneficial ownership includes shares of common stock which may be acquired upon the exercise of warrants to acquire 263,850 shares.

----------------------------------------  ------------------   -------------------------   --------
Name and Address                          Amount and Nature        Additional Shares       Percent
of Beneficial Owner                         of Beneficial      Acquirable Within 60 days   of Class
                                                Owner
----------------------------------------  ------------------   -------------------------   --------
Berthel SBIC, LLC                              52,273                   843,000             20.7%
  100 Second Street SE,
  Cedar Rapids, Iowa 52407
General Conference Corp. of Seventh-Day        28,750                   350,000              9.9%
  Adventists
  12501 Old Columbia Pike
  Silver Springs, MD 20904
Charles C. and Charles F. Bearoff                 0                     350,000              9.1%
  P.O. Box 37
  Bridgeport, PA 19405
Brookstreet Securities Corporation                0                     270,900              7.2%
  2361 Campus Drive #210
  Irvine, CA 92612
David L. Rosier                                   0                     263,850              7.0%
  c/o Brookstreet Securities Corporation
  2361 Campus Drive #210
  Irvine, CA 92612
----------------------------------------  ------------------   -------------------------   --------

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth, as of February 1, 2002, the shares of our common stock beneficially owned by each of our officers and directors, and by all of our officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options, warrants, or preferred are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

You should consider the following factors when reviewing the table:

     o    Henry Royer's reported beneficial ownership refers to the beneficial ownership of Berthel SBIC.

     o    Stanley Brooks' reported beneficial ownership refers to the beneficial ownership of Brookstreet Securities Corporation.

The address of each of the persons named in the table is Cadapult Graphic
Systems, Inc., 40 Boroline Road, Allendale, New Jersey 07401, except for Henry
Royer whose address is c/o Berthal SBIC, 100 Second Street SE, Cedar Rapids,
Iowa 52407, and Stanley Brooks whose address is c/o Brookstreet Securities
Corporation, 2361 Campus Drive #210, Irvine, CA 92612.

----------------------------------------  ------------------   -------------------------   --------
Name and Address                          Amount and Nature        Additional Shares       Percent
of Beneficial Owner                         of Beneficial      Acquirable Within 60 days   of Class
                                                Owner
----------------------------------------  ------------------   -------------------------   --------
Michael W. Levin                              1,518,450                301,223               48.1%
Frances Blanco                                   40,775                 57,741                2.8%
Duncan Huyler                                    40,775                 59,265                2.8%
Duncan Yates                                     20,300                 75,430                2.7%
Paul Baker                                       67,500                 68,000                3.8%
Edwin Ruzinsky                                        0                 20,000                0.6%
Donald Gunn                                      25,000                 33,334                1.7%
Henry Royer                                      52,273                843,000               20.7%
Stanley Brooks                                        0                270,900                7.2%
----------------------------------------  ------------------   -------------------------   --------
All present officers and directors            1,765,063              1,728,893               67.0%
as a group (9 persons)
----------------------------------------  ------------------   -------------------------   --------

CHANGES IN CONTROL

We do not have any arrangements that may result in a change in control.

                              SELLING STOCKHOLDERS

This prospectus relates to the resale of 5,872,138 shares of common stock owned by certain of our present stockholders, of which:

     o    2,737,500 shares of common stock underlie 547,500 shares of series A preferred stock, assuming conversion at the rate of one series A preferred share into five shares of common stock;

     o    2,086,500 shares of common stock underlie warrants to purchase shares of common stock;

     o    900,002 shares of common stock underlie options to purchase shares of common stock; and

     o    148,136 shares of common stock were issued to preferred stock holders as dividend payments.

The table below sets forth:

     o    the names of the selling stockholders;

     o    the number of shares of common stock beneficially owned by each of the selling stockholders before this offering, assuming the exercise or conversion of options, warrants and preferred stock held by a selling stockholder into five shares of common stock;

     o    the number of shares of common stock being offered under this prospectus by each of the selling stockholders;

     o    the number of shares of stock of common stock owned by each of the selling stockholder after the completion of the offering; and

     o    the percentage of shares of common stock owned by each of the selling stockholder after the completion of the offering,

based on 3,485,516 shares of common stock issued and outstanding on February 1,
2002, as adjusted for each selling stockholder to include shares of common stock beneficially owned by each selling stockholder assuming the conversion of series
A preferred stock and the exercise of options and warrants.

The symbol "*" in the table indicates less than 1% ownership of our outstanding shares of common stock after this offering.

The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholder. Our registration does not necessarily mean that any selling stockholder will sell all or any of its shares.

                                          Number of Shares                         Number of Shares   Percent
                                          Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder               to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------------

Michael W. Levin                             2,018,450               500,000          1,517,350           43.5%
Frances Blanco                                 140,775               100,000             40,775            1.7%
Duncan Huyler                                  140,775               100,000             40,775            1.7%
Duncan Yates                                   123,000               100,000             23,000            *
Consonant Services Group (1)                   200,000               200,000                  0            *
Donald Gunn                                     50,001                50,001                  0            *
Randy Hooker                                    50,001                50,001                  0            *
American Physicians Service Group, Inc.          7,500                 7,500                  0            *
Paul A. Anctil                                     750                   750                  0            *
Ricky K. Barnes                                 35,000                35,000                  0            *
Charles C. and Charles F. Bearoff              350,000               350,000                  0            *
Fred Beroff                                     70,000                70,000                  0            *
Berthel SBIC, LLC (2)                          895,273               835,273             60,000            *
Eric T. Besag                                  105,000               105,000                  0            *
Jon Besag                                        4,500                 4,500                  0            *
Bloom Rev. Living Trust (3)                     37,875                37,875                  0            *
Travis A. Branch                                   750                   750                  0            *
Dan Brecher, IRA (4)                           110,751                75,751             35,000            *
Brookstreet Securities Corporation, Inc.       255,900               255,900                  0            *
Alfonso Burgos                                   3,000                 3,000                  0            *
Lee Burton                                       7,500                 7,500                  0            *
James R. Carpenter and Judy Carpenter           35,000                35,000                  0            *
Carty & Company, Inc.                          207,500               207,500                  0            *
Dr. Debabrata Chakrabarty IRA                   17,500                17,500                  0            *
Jayasri Chakrabarty IRA                         17,500                17,500                  0            *
Conley Revocable Trust                          17,500                17,500                  0            *
Frank A. Conte                                  18,938                18,938                  0            *
Lawrence Cooper Trust 5/9/99 FL (5)             75,750                75,750                  0            *
Dayl Crow                                        3,000                 3,000                  0            *
Charles W. Davidson Company Money
   Purchase Pension Plan (6)                    18,938                18,938                  0            *
Davidson Living Trust CA 12/6/89                18,938                18,938                  0            *
Jesse C. Dickinson                               3,000                 3,000                  0            *
Robert C. Faris                                 17,500                17,500                  0            *
Denis Frelinghuysen                                750                   750                  0            *

------
(1)   The beneficial owners are:  Stephen Yannalfo, Harold Kugelman, Neil
      Hanley, Leon Steinberg, Andrew Lesnak, David E. D'anna, Mitchell K.
      Baker and Paul C. Baker.  Each are deemed to be the beneficial owner of 25,000 of these warrants to purchase 25,000 shares of our common stock.  Each has the sole power to exercise 25,000 warrant and to vote or direct the vote and the sole power to dispose or to direct the disposition of 25,000 shares underlying 25,000 warrants.  Mr. Baker serves on our Board of Directors.
(2)   The beneficial owners are:  Thomas J. Berthel, Chief Executive Officer and Chairman; Ronald O Brendengen, Chief Financial Officer and Chief
      Operation Officer; Henry Royer, President; Leslie D. Smith, Secretary;
      and Julie K. Driscoll, Assistant Secretary.
(3)   The beneficial owners are:  Genevieve Bloom, Gianna Fuller, Suzanne
      Fuller, Agnes Lesher, Robert Postma, James Postma, and Arcadia Reformed
      Church.
(4)   The shares being registered are held through two retirement plans.
(5)   The beneficial owner is Lawrence Cooper.
(6)   The beneficial owners are:  William Beaman, Ray R. Bold, Gloria K.
      Chang, Bill Davidson, Charles W. Davidson, Cheryl Davidson, Sandra
      Davidson, Stephanie Davidson, Ward C. Dayley, W. Vance Dickinson,
      Michelle Fisk, Lawrence Giraudo, Allen Green, Kathryn A. Jackson
      Moira Jacobs, Albert E. Luedeke, Martin Macken, Ilustre Nepomuceno,
      Patricia J. Propolanis, Terry Rucker, Nuria I. Rusch-Weber, Janele
      Seyer, Peter B. Smith, Michele L. Tigue, Jennifer Wasson, Brian
      Westover, and Orchid White.

                                          Number of Shares                         Number of Shares   Percent
                                          Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder               to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------------

General Conference Corp. of
   Seventh-day Adventists                      378,750               378,750                  0            *
Jamie E. Georgeson, IRA                         17,500                17,500                  0            *
GKN Securities                                     750                   750                  0            *
Paul Graff                                       3,000                 3,000                  0            *
James Haberman                                  18,807                18,807                  0            *
Ethel G. Haitinger                              17,500                17,500                  0            *
Gary G. Harrigan Family Trust (7)               17,500                17,500                  0            *
Andrew Herbert                                  75,750                75,750                  0            *
Bettie Jane Hoover Rev. Trust U/A (8)           26,330                26,330                  0            *
Richard Houlihan                                17,500                17,500                  0            *
HSC Capital, Ltd.                               16,126                16,126                  0            *
O. Ray Hubble                                   17,500                17,500                  0            *
Albert M. Iosue                                 52,500                52,500                  0            *
James Wesley Jack                                2,250                 2,250                  0            *
Estate of James H. Jones                        35,000                35,000                  0            *
Peggy Bort Jones Trust (9)                      35,000                35,000                  0            *
Jeffrey M and Minna Josef MD                    18,807                18,807                  0            *
Thomas E. Kalange                               37,876                37,876                  0            *
Carolyn Kawananakoa                             17,500                17,500                  0            *
Kevin R. Keating                                36,500                36,500                  0            *
Richard L. Kerbs                                 6,750                 6,750                  0            *
James B. Kreamer Revoc Trust (10)               45,450                45,450                  0            *
L&D Construction Co., Inc. Money
   Purchase Pension Plan (11)                   18,938                18,938                  0            *
Francis Landau Trust (12)                       18,938                18,938                  0            *
Charles Reid Lau                                17,500                17,500                  0            *
Lee Family Trust (13)                           17,500                17,500                  0            *
Lesher Rev. Living Trust (14)                   37,875                37,875                  0            *
Paul and Brenda Levin                           58,807                18,807             40,000            1.1%
Paul Levine                                     17,500                17,500                  0            *

------
(7)   The beneficial owners are:  Tracy Padgni, Leslie Bell, Mike
      Harrington, and Mitch Harrington.
(8)   The beneficial owners are:  Kathy Lane, Eunice Paavernod, and
      Margaret Jane Systens.
(9)   The beneficial owners are:  Peggie Bort Jones, Clift Jones, Lee Jones, and Carson Jones.
(10)  The beneficial owner is James B. Kreamer.
(11)  The beneficial owners are: Ricardo Amezcua, Robert Beatty, Peitro Brezzo,
      Charles Buxton, Sue Byron, Jennifer Cheng, Charles Davidson, Steve Davis,
      Michael Delua, Don Edwards, Jeff Ford, Jose Garcia, Robert Graham, Juan
      Hernandez, Pam Husted, Jim Kempton, Harold Kniss, Richard Lander, Michael
      Lodoen, Stpehn Lodoen, Cheryl Lytle, Ted Lytle, Joseph Manzi, Lisa Manzi,
      Thuy Nguyen, Michael Pearson, Stan Rufener, Karen Sabin, Leonardo
      Santiago, WM Shoffstall, Virgil Tarpley, Karen Valerio, Ronnie Vanderbyl,
      Chat Vong, Al Weigal, Kevin Weigal, Byron Weslund, Anakarina White, and
      Steve Wilson.
(12)  The beneficial owners are William B. Landau And Betty L. Schram.
(13)  The beneficial owners are Chang Y. Lee and Florence Y. Lee.
(14)  The beneficial owners are:  Agnes Lesher, Genevieve Bloom, Gianna
      Fuller, Robert Postma, James Postma, and Arcadia Christian Reformed
      Church.

                                          Number of Shares                         Number of Shares   Percent
                                          Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder               to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------------

Harvey Manes                                    35,000                35,000                  0            *
David and Martha McWilliams Family Trust         8,250                 8,250                  0            *
David Grey Merryman                              3,112                 3,112                  0            *
Wayne D. Mitchell                               17,500                17,500                  0            *
Dale Moquist                                    17,500                17,500                  0            *
Frances L. Daniels and Beverly D. Morgan        35,000                35,000                  0            *
Noble Financial Inv., Inc.                      44,200                44,200                  0            *
Noble International Investments, Inc.           33,150                33,150                  0            *
Northeast Securities                             1,125                 1,125                  0            *
Thomas W. Olds                                     450                   450                  0            *
Thomas W. Olds and Mary G. Olds                 10,500                10,500                  0            *
Gordon Otter                                     1,500                 1,500                  0            *
Wayne A. Ottoson and Diane M. Ottoson           17,500                17,500                  0            *
Kathleen and Alexander D. Park                  18,938                18,938                  0            *
Victoria I Paterno and Michael Eric Mahler      10,500                10,500                  0            *
Ronald E. Poorvin and Joan L. Poorvin
   Revocable Trust (15)                         22,725                22,725                  0            *
Joseph H. Popolow                                2,625                 2,625                  0            *
Marvin D. Preuss                                18,938                18,938                  0            *
Nico Pronk                                      17,500                17,500                  0            *
Michael R. Quinlan                             140,000               140,000                  0            *
Dean Reinmuth                                   35,000                35,000                  0            *
Robert C. and George Ann Reinholt               18,938                18,938                  0            *
Louise H. Roehrs and Sara L. Robinson           17,500                17,500                  0            *
David L. and Rosemarie D. Rosier                17,500                17,500                  0            *
David L. Rosier                                263,850               263,850                  0            *
Edward J. Rosso Trust (16)                      70,000                70,000                  0            *
Dick and Jean Roughton                          17,500                17,500                  0            *
Hermine Wiener and Joan Rozansky (17)           59,500                17,500             42,000            1.2%
Scott W. Ryan                                   15,150                15,150                  0            *
S.W. Ryan & Company                                600                   600                  0            *

------
(15)  The beneficial owners are Ronald E. and Joan L. Poorvin.
(16)  The beneficial owner is Edward J. Rosso.
(17)  Includes shares owned individually in reporting beneficial ownership.

                                          Number of Shares                         Number of Shares   Percent
                                          Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder               to this Offering      Being Offered      this Offering      Offering
-----------------------------------------------------------------------------------------------------------------

James M and Lauri A Schreiner                   18,938                18,938                  0            *
Julie Q. Schubert                               17,500                17,500                  0            *
Matthew B. Sellers                              35,000                35,000                  0            *
Cheryl W. Sillings                               1,050                 1,050                  0            *
Robert Simmons, IRA                             35,000                35,000                  0            *
Allen and Anita Skole                           17,500                17,500                  0            *
Andrew D. Smith                                    562                   562                  0            *
Andrew D. Smith Profit Sharing Plan             17,500                17,500                  0            *
F. Kirby Smith, Jr. and Carole S. Smith         19,688                19,688                  0            *
Lew Sonn                                        35,000                35,000                  0            *
John Spadavecchia                                6,318                 6,318                  0            *
David S. Stare                                  18,938                18,938                  0            *
Antoinette Sudderth                             70,000                70,000                  0            *
Estelle G. Taylor                               17,500                17,500                  0            *
Chalres E. and Karen N. Teeter                  19,750                19,750                  0            *
Rennie and Kathleen H. Tejeda                   18,807                18,807                  0            *
Kenneth L and Rebecca W. Thorne                 35,000                35,000                  0            *
Roger E. and Judy G. Tidwell                    17,500                17,500                  0            *
373823 Ontario Ltd.                              8,750                 8,750                  0            *
Robert C. Treece and Pam M. Treece              18,938                18,938                  0            *
H. Bruce Trent Jr.                               8,000                 8,000                  0            *
Robert Wandrei IRA                              18,938                18,938                  0            *
Dan Watters                                     75,750                75,750                  0            *
Dwaine A. and Patricia L. White                 18,938                18,938                  0            *
Mary Wolf                                        9,403                 9,403                  0            *
                                             ---------             ---------          ---------

      TOTAL                                  7,672,138             5,872,138          1,798,900
                                             =========             =========          =========

                              PLAN OF DISTRIBUTION

The following discussion describes the material terms of the plan of distribution. The shares of common stock may be offered and sold from time to time by the selling stockholders at various times in transactions:

     o    on the American Stock Exchange, any other exchange upon which our shares may trade in the future, or in the over-the-counter market;
     o    to purchasers directly;
     o    in ordinary brokerage transactions in which the broker solicits purchasers;
     o    through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
     o    block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction;
     o    in connection with short sales; or
     o    in any combination of one or more of these methods.

Selling stockholders may sell their shares of common stock:

     o    at market prices prevailing at the time of sale;
     o    at prices related to such prevailing market prices;
     o    at negotiated prices;
     o    at fixed prices; or
     o    at a combination of such prices.

Selling stockholders may use dealers, agents or underwriters to sell their shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholder or from the purchaser of shares or from both, which compensation to a particular broker might be in excess of customary compensation.

Selling stockholder and any dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters", as this term is defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares offered by this prospectus, may be deemed to be underwriting commissions or discounts under the
Securities Act.

We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain:

     o    the name or names of the underwriters;
     o    whether the underwriters are acting as principals or agents;
     o    the compensation to be received by an underwriter; and
     o    the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities
Act, or to contribution from us for payments the underwriters may be required to make in connection with certain civil liabilities. These underwriters may engage in transactions with, or perform services for, us for customary compensation.

We will pay for substantially all of the expenses incident to the offer and sale of the shares of common stock offered by the selling stockholders using this prospectus. The selling stockholders will pay applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.

To comply with the securities laws of certain states, the shares of common stock offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

The offering of the shares of common stock pursuant to this prospectus will terminate on the earlier of the time when the shares of common stock:

     o    have been sold by the selling stockholders pursuant to this prospectus;
     o    the time when all of the shares of common stock are eligible to be sold pursuant to Rule 144(k) under the Securities Act; or
     o    this prospectus is no longer effective.

                                 OUR SECURITIES

GENERAL

Our authorized capital consists of 20,000,000 shares of common stock, par value
$.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of February 1, 2002, 3,485,516 shares of common stock were issued and outstanding and there were 547,500 shares of our series A preferred stock issued and outstanding.

COMMON STOCK

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors. Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to the stockholders will be distributed equally among the holders of the shares, subject to the rights of the holders of our preferred stock.

PREFERRED STOCK

Our Certificate of Incorporation allows our Board of Directors to issue shares of preferred stock in one or more series. The Board can fix for each series, voting powers, designations, preferences and relative, participating, or other special rights to the extent permissible under the Delaware General Corporation
Law. The Board has designated 1,000,000 shares as series A preferred stock. The
Board, without a vote of the series A preferred stock holders, can increase the number of authorized series A preferred stock above the number of shares of series A preferred stock actually outstanding at any time.

The preferred stock does not carry voting rights.

Our series A preferred stock is convertible into shares of common stock. The holder can convert its series A preferred stock into shares of common stock beginning 30 days after the date of issuance. For two years from December 13,
1999, each holder of series A preferred stock could convert one series A preferred share into 3.077 shares of common stock. On December 13, 2001, the conversion rate adjusted so that one share of preferred stock is presently convertible into five shares of common stock. The conversion rate is subject to a further adjustment on December 13, 2003. At that adjusted conversion rate, the number of shares of common stock receivable upon conversion shall equal $10 divided by 75% of the average bid price of our common stock during the 90 days preceding December 13, 2003, with a maximum conversion rate of one share of series A preferred stock into five shares of common stock.

The table below illustrates how the conversion feature would work for one share of series A preferred stock into shares of common stock after the December 13,
2003 adjustment date.

--------------   --------------   --------------------------   ----------------------
90 Day Average   75% of Average   Calculated Conversion Rate   Shares of Common Stock
Bid Price        Bid Price        ($10 divided by 75% of       Issued At Conversion
                                  Average Bid Price)
--------------   --------------   --------------------------   ----------------------
$ 2.00           $1.50            6.67                         5.00
$ 2.67           $2.00            5.00                         5.00
$ 3.00           $2.25            4.44                         4.44
$10.00           $7.50            1.33                         1.33
--------------   --------------   --------------------------   ----------------------

You should note that if the 90 day average bid price of our common stock is
$2.67 or lower, the maximum conversion rate applies. If the 90 day average bid price of our common stock is $2, instead of conversion at the rate determined
$10 divided by 75% of $2, which would compute to 6.67 shares of common stock for one share of series A preferred stock, a maximum of five shares of common stock would be issued.

While we have series A preferred stock outstanding, we will not materially and adversely alter the rights of the series A preferred stock without the consent of a majority of the series A preferred stock holders. Under certain circumstances, we can redeem the shares of series A preferred stock for $15.00 per share, plus all accrued and unpaid dividends.

If we liquidate, wind-up or dissolve, we will pay to the holder, for each share of series A preferred stock, the sum of $10 plus unpaid dividends out of our available assets. Once paid, the holders of series A preferred stock will have no right or claim to any of the remaining assets of our company. If our assets are not enough to pay them, then the holders of series A preferred stock shall share ratably in such distribution of assets.

PROVISIONS REGARDING CHANGE OF CONTROL

Our certificate of incorporation and by-laws do not contain any provisions that are designed to delay, defer or prevent a change in control of Cadapult Graphic
Systems.

Our Board of Directors is not presently aware of any takeover attempts of
Cadapult Graphic Systems and is not aware of any agreements that exist in the event of a change of control. The Board is Directors does not have any current plans to propose any changes to the charter documents or corporate structure that would have an anti-takeover purpose or effect.

DELAWARE LAW

We are subject to Section 203 of the Delaware General Corporation Law. This
statute generally prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

     o    prior to the date at which the person became an interested stockholder, the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder;
     o    the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the person becomes an interested stockholder;
          or
     o    the business combination is approved by the board of directors and by at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, at a meeting of stockholders and not by written consent held on or subsequent to the date such person became an interested stockholder.

An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's voting stock. Section 203 defines a business combination to include mergers, consolidations, stock sales, asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT

The transfer agent for our common stock and our preferred stock is Continental
Stock Transfer & Trust Company, New York, New York.

MARKET INFORMATION

Beginning August 9, 2000, our common stock was quoted on the American Stock
Exchange under the symbol "GFX". From July 10, 1998 to August 8, 2000, our common stock was quoted on the OTC Bulletin Board under the symbol "GRFX".
Before July 10, 1998, our common stock was listed in the National Quotation
Bureau, Inc.'s Pink Sheets and on the OTC Bulletin Board under the symbol
"SEUS". Before the time periods indicated above, an active trading market for our common stock did not exist.

The following table sets forth for the periods indicated, the high and low closing bid or sale prices for a share of the common stock, during the relevant periods, as reported by the OTC Bulletin Board and the American Stock Exchange.
The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Fiscal Year     Quarter Ended                High           Low
-----------     -------------                ----           ---
2000            September 30, 1999          $2.562         $1.937
                December 31, 1999           $3.250         $2.000
                March 31, 2000              $4.375         $2.250
                June 30, 2000               $3.000         $2.062
2001            September 30, 2000          $3.125         $1.8125
                December 31, 2000           $3.125         $1.750
                March 31, 2001              $2.250         $1.200
                June 30, 2001               $2.400         $0.850
2002            September 30, 2001          $2.000         $1.000
                December 31, 2001           $2.250         $1.326

HOLDERS

The approximate number of holders of record of our common stock as of September
24, 2001 was 385. As of that date, there were approximately 633 beneficial stockholders, including stockholders holding common stock under nominee security position listings.

DIVIDEND POLICY

We have never declared any cash dividends on the common stock at any time.
Future cash dividends on the common stock, if any, will be at the discretion of our Board of Directors and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may consider important.

Our series A preferred stock bears a fixed dividend at an annual rate of 11.5%.
Dividends are to be paid in cash each quarter in arrears. The first dividend payment occurred on January 1, 2000. Unless we have fully paid all dividends on the outstanding shares of series A preferred stock, we cannot declare or pay cash dividends, or distribute or set aside assets, for any of our other securities.

In March 2001, our Board of Directors voted to defer, until fiscal year 2002, the cash payment of the preferred stock dividend for the periods ending March
31, 2001 and June 30, 2001 in order to conserve cash for the now settled litigation with Tektronix, Inc. and Xerox Corporation. Our preferred shareholders had the option to receive payment in kind, through a common stock issuance valued at $1.00 per share, the fair market value of our common stock on that date. In September 2001, our preferred shareholders were permitted the option to receive dividend payment for those two payments through payment in kind, through a common stock issuance valued at $1.10 per share, the fair market value of our common stock on that date. Through December 31,2001, thirty three shareholders elected to receive their dividend payments through the payment in kind, totaling $154,134 and consisting of 148,136 shares of stock for the two periods ending March 31, 2001 and June 30, 2001.

                                  LEGAL MATTERS

Our counsel, Law Offices of Dan Brecher, New York, New York, is giving us an opinion on the validity of the shares offered by this prospectus. Dan Brecher, the sole principal of the law firm, through his individual retirement account and retirement plan purchased 20,000 shares of our common stock at $1.25 per share in August 1998, 10,000 shares of our common stock at $2.00 per share in
May 1999, 5,000 units of our securities at $10.00 per share in December 1999, and 5,000 units of our securities in March 2000 at $10.00 per share. He purchased all of these securities in our private placements at the prevailing offering prices. Each unit consists of one share of series A preferred stock and warrants to purchase two shares of common stock. He also owns five year warrants that expire on August 20, 2003 to purchase 50,000 shares of our common stock at
$4.00 per share that he acquired in August 1998 as an attorney with the law firm of Fischbein Badillo Wagner Harding, which firm had acquired a total of 75,000 warrants for legal services valued at about $13,043. On March 23, 2000, he bought 2,000 shares at $2.75 per share in the open market at the offered price.
On March 24, 2000, he bought 1,000 shares at $2.84 per share in the open market at the offered price. On May 22, 2000, he bought 2,000 shares at $2.3125 per share in the open market at the offered price. He is a selling stockholder of
75,751 shares of common stock under this prospectus.

                                     EXPERTS

Our financial statements for the years ended June 30, 2001 and 2000, and the financial statements of ultraHue, Inc. as of and for the period ended September
30, 1999 and the year ended December 31, 1998, included in this prospectus have been audited by Wiss & Company, LLP, independent auditors, as stated in their reports appearing in this prospectus, and are included in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

We will indemnify our directors, officers, and controlling persons against liability under the Securities Act to the extent permitted by the General
Corporation Law of Delaware. We will indemnify them against all expenses and liabilities that is reasonably incurred in connection with this prospectus to the extent allowed under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by any of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form SB-2 under the
Securities Act filed by us with the Securities and Exchange Commission. This prospectus omits certain information set forth in the registration statement and the exhibits filed with the registration statement. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits filed with it. A copy of the registration statement and the exhibits filed may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth
Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at the
Northwestern Atrium Center, 500 West Madison Street, Suite #1400, Chicago,
Illinois 60661 and 233 Broadway, New York, New York 10279. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The
SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov.
Our registration statement and the exhibits we filed electronically with the SEC are available on this site.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE

FINANCIAL STATEMENTS (UNAUDITED) - DECEMBER 31, 2001

Consolidated Balance Sheets as of December 31, 2001                         F-1
   and June 30, 2001
Consolidated Statements of Operations For the Three Months                  F-2
   and Six Months Ended December 31, 2001 and 2000
Consolidated Statement of Changes in Shareholders' Equity                   F-3
   For the Six Months Ended December 31, 2001
Consolidated Statements of Cash Flows For the Six Months Ended              F-4
   December 31, 2001 and 2000
Notes to Consolidated Financial Statements                                  F-5

FINANCIAL REPORT - JUNE 30, 2001

Independent Auditors' Report                                                F2-1
Consolidated Balance Sheets                                                 F2-2
Consolidated Statements of Operations                                       F2-3
Consolidated Statements of Changes in Shareholders' Equity                  F2-4
Consolidated Statements of Cash Flows                                       F2-5
Notes to Consolidated Financial Statements                                  F2-7

FINANCIAL STATEMENTS OF ULTRAHUE, INC. (BUSINESS ACQUIRED)

Independent Auditor's Report                                                F3-1
Balance Sheets for the Nine Months Ended September 30, 1999 and             F3-2
   the Year Ended December 31, 1998
Statements of Income and Retained Earnings for the Nine Months              F3-3
   Ended September 30, 1999 and the Year Ended December 31, 1998
Statements of Cash Flows for the Nine Months Ended September 30, 1999       F3-4
   and the Year Ended December 31, 1998
Notes to Financial Statements                                               F3-5

PRO FORMA FINANCIAL INFORMATION

Pro Forma Financial Data                                                    F4-1
Pro Forma Statement of Operations for the Acquisition                       F4-2
   for Year Ended June 30, 2000 (Unaudited)
Notes to Unaudited Pro Forma Financial Statements                           F4-3
   Reflecting the Acquisition

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

                                                            December 31,      June 30,
                                ASSETS                          2001            2001
                                                             (Unaudited)
                                                            ------------    ------------
CURRENT ASSETS :
    Cash and equivalents                                    $     76,845    $    132,144
    Accounts receivable, less allowance
       for doubtful accounts of $35,000                        1,505,238       1,805,272
    Settlement receivable                                        597,914            --
    Inventories, net                                           1,039,800       1,214,358
    Deferred tax asset                                           562,141         982,000
    Prepaid expenses and other current assets                    119,832          83,586
                                                            ------------    ------------
        Total Current Assets                                   3,901,770       4,217,360

PROPERTY AND EQUIPMENT, NET                                    1,766,606       1,870,227

OTHER ASSETS:
    Goodwill and other intangible assets                       4,463,427       4,328,517
    Deferred income taxes                                        300,000         366,000
    Other assets                                                 160,226          65,258
                                                            ------------    ------------
                                                               4,923,653       4,759,775

TOTAL ASSETS                                                $ 10,592,029    $ 10,847,362
                                                            ============    ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Short-term debt                                         $  2,784,744    $  2,732,582
    Accounts payable                                             978,903       1,391,965
    Accrued expenses and other current liabilities               387,603         241,194
    Accrued product warranty                                     188,936         400,000
    Dividends payable                                            162,116         170,598
    Accrued expense - supplier                                   312,318         225,000
    Deferred revenue                                             208,587         277,833
                                                            ------------    ------------
                                                               5,023,207       5,439,172

OTHER LIABILITIES
    Long-term debt, less current maturities                      671,961         782,271
    Accrued expense - supplier                                   507,485         659,000
                                                            ------------    ------------
                                                               1,179,446       1,441,271

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
    Common Stock, $.001 par value,
       Authorized 20,000,000 shares; issued 3,485,516              3,486           3,478
       in December and 3,477,805 in June
    Preferred Stock, $.001 par value,
       Authorized 5,000,000 shares; 547,500 shares issued            547             547
    Additional paid-in capital                                 5,608,465       5,599,991
    Cost of 10,564 shares of common stock in treasury            (20,832)        (20,832)
    Retained earnings (deficit)                               (1,202,290)     (1,616,265)
                                                            ------------    ------------
        Total Shareholders' equity                             4,389,376       3,966,919

Total Liabilities and Shareholders' Equity                  $ 10,592,029    $ 10,847,362
                                                            ============    ============

See accompanying notes to consolidated financial statements.

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                       Three Months Ended             Six Months Ended
                                                          December 31,                  December 31,
                                                      2001            2000          2001            2000
                                                   -----------    -----------    -----------     -----------

NET SALES                                          $ 3,798,779    $ 2,909,312    $ 7,623,876    $ 6,324,990
                                                   -----------    -----------    -----------    -----------

OSTS AND EXPENSES :
   Cost of goods sold, excluding depreciation        1,754,485      1,569,668      3,489,203      3,721,670
    Depreciation                                        70,095          4,439        122,256          4,439
                                                   -----------    -----------    -----------    -----------
       Total cost of goods sold                      1,824,580      1,574,107      3,611,459      3,726,109

    Selling, general and administrative expenses     1,138,174      1,236,036      2,329,119      2,396,562
    Depreciation and amortization                      121,493        172,023        247,450        335,895
                                                   -----------    -----------    -----------    -----------
       Total costs and expenses                      3,084,247      2,982,166      6,188,028      6,458,566

INCOME (LOSS) FROM OPERATIONS                          714,532        (72,854)     1,435,848       (133,576)

INTEREST EXPENSE, NET                                  103,243         80,493        221,201        127,154
                                                   -----------    -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAXES (CREDITS)            611,289       (153,347)     1,214,647       (260,730)

INCOME TAXES (CREDITS) :
    Current                                               --             --             --             --
    Deferred                                           278,157        (61,339)       485,859       (104,292)
                                                   -----------    -----------    -----------    -----------
                                                       278,157        (61,339)       485,859       (104,292)

NET INCOME (LOSS)                                  $   333,132    $   (92,008)   $   728,788    $  (156,438)
                                                   ===========    ===========    ===========    ===========

PREFERRED STOCK DIVIDENDS                          $   157,407    $   159,425    $   314,813    $   318,850
                                                   ===========    ===========    ===========    ===========

INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS    $   175,725    $  (251,433)   $   413,975    $  (475,288)
                                                   ===========    ===========    ===========    ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
    BASIC                                            3,485,516      3,263,472      3,482,641      3,262,483
                                                   ===========    ===========    ===========    ===========

    DILUTED                                          6,269,123           --        6,289,890           --
                                                   ===========    ===========    ===========    ===========

NET INCOME (LOSS) PER COMMON SHARE :
    BASIC                                          $      0.05    $     (0.08)   $      0.12    $     (0.15)
                                                   ===========    ===========    ===========    ===========
    DILUTED                                        $      0.05    $      --      $      0.12    $      --
                                                   ===========    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED DECEMBER 31, 2001
(UNAUDITED)

                                     Common Stock       Preferred Stock              Additional                       Total
                                  ------------------   ----------------   Treasury     Paid-in      Retained      Shareholders'
                                    Shares    Amount    Shares   Amount    Stock       Capital      Earnings         Equity
                                  ---------   ------   -------   ------   --------   -----------   -----------    -------------

BALANCES, JUNE 30, 2001           3,477,805   $3,478   547,500   $ 547    $(20,832)  $ 5,599,991   $(1,616,265)   $ 3,966,919

PERIOD ENDED DECEMBER 31, 2001

    Issuance of stock for
       dividend payment               7,711        8         -       -           -         8,474             -          8,482

    Preferred stock dividend,
       11.5%                              -        -         -       -           -             -      (314,813)      (314,813)

    Net income                            -        -         -       -           -             -       728,788        728,788

BALANCES, DECEMBER 31, 2001       3,485,516   $3,486   547,500   $ 547    $(20,832)  $ 5,608,465   $(1,202,290)   $ 4,389,376
                                  =========   ======   =======   ======   ========   ===========   ===========    ===========

See accompanying notes to consolidated financial statements.

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                 Six Months Ended
                                                                   December 31,
                                                                 2001         2000
                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES :
    Net Income (loss)                                         $ 728,788    $(156,438)
    Adjustments to reconcile net income (loss) to net cash
      flows from operating activities :
         Depreciation and amortization                          369,706      335,895
         Deferred income taxes                                  485,859     (104,292)
         Changes in operating assets and liabilities :
             Accounts receivable                                300,034      262,968
             Settlement receivable                             (597,914)           -
             Inventories                                         54,140     (157,048)
             Prepaid expenses and other current assets          (36,246)     (41,020)
             Other assets                                       (94,968)      11,984
             Accounts payable                                  (413,062)     448,307
             Dividends payable                                     --        159,425
             Accrued expenses and other current liabilities     146,409      (91,173)
             Accrued expense - supplier                         (64,197)        --
             Accrued product warranty                          (211,064)        --
             Deferred revenue                                   (69,246)    (181,021)
                                                              ---------    ---------
                 Net cash flows from operating activities       598,239      487,587
                                                              ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES :
    Purchases of property and equipment                        (141,033)    (592,102)
    Purchase of intangible assets                              (139,544)    (171,824)
    Deferred acquisition costs                                     --          8,903
                                                              ---------    ---------
                 Net cash flows from investing activities      (280,577)    (755,023)
                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES :
    Advances on short term debt                                 107,162       36,690
    Payments/borrowings on long term debt                      (110,310)     241,086
    Payments/borrowings - officer                               (40,000)     325,000
    Payment of ultrahue note                                    (15,000)    (760,000)
    Preferred stock dividend                                   (314,813)    (318,850)
    Sale of common stock                                           --          8,375
                                                              ---------    ---------
                 Net cash flows from financing activities      (372,961)    (467,699)
                                                              ---------    ---------

NET CHANGE IN CASH                                              (55,299)    (735,135)

CASH, BEGINNING OF PERIOD                                       132,144      868,842
                                                              ---------    ---------

CASH, END OF PERIOD                                           $  76,845    $ 133,707
                                                              =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION :
    Interest paid                                             $ 217,262    $  77,467
                                                              =========    =========
    Income taxes paid                                         $   6,130    $  33,536
                                                              =========    =========
    Issuance of Common Stock upon partial
      satisfaction of acquisition contingencies               $    --      $  64,642
                                                              =========    =========
                                                              =========    =========
    Issuance of common stock as dividend payment              $   8,482    $    --
                                                              =========    =========
                                                              =========    =========
    Inventories transferred to equipment                      $ 120,417    $    --
                                                              =========    =========

See accompanying notes to consolidated financial statements.

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION :

Our accounting and reporting policies conform to generally accepted accounting principles. Except for the June 30, 2001 consolidated balance sheet, the financial statements presented herein are unaudited but reflect all adjustments which, in our opinion, are necessary for the fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods presented. All adjustments reflected in the interim financial statements are of a normal recurring nature. You should read these financial statements in conjunction with the financial statements and notes thereto and the report of independent accountants included in our Annual Report on Form 10-KSB for the year ended June 30, 2001. The year end balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the three and six months ended December 31, 2001 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - NATURE OF BUSINESS :

We are engaged in the business of manufacturing and distributing supplies for workgroup, or business, color printers. Our products include solid ink, color toner and transparency media. We distribute our products through an international network of dealers and distributors. We also sell directly to end users through programs designed to foster our supplies business.

NOTE 3 - LOAN FROM OFFICER :

Between August 17, 2000 and September 14, 2000, Cadapult borrowed an aggregate of $325,000 from our President, Michael W. Levin. Cadapult used the funds as bridge financing for printers acquired for Cadapult’s No-Cap Color printer program, until larger quantities of printers are accumulated and financed through lease or other debt financing. In September through December 2001, Cadapult repaid $40,000 of these loans. These loans are unsecured, payable on demand, and carry a 10% interest rate. These short-term loans mature in May 2002. There is no representation or assurance is made that Mr. Levin will make any further loans to Cadapult.

NOTE 4 - PREFERRED STOCK :

On December 13, 2001, the rate of conversion of our class A preferred stock changed from 3.077 shares of common for each share of preferred to five (5) shares of common for each share of preferred.

Our board of directors voted to defer the payment of the preferred stock dividend for the periods ending March 31, 2001 and June 30, 2001 in order to conserve cash for the now settled litigation with Tektronix and Xerox. During the six month period ended December 31, 2001, eight shareholders elected to receive payment in kind, and Cadapult issued 7,711 shares of common stock with a fair market value of $8,482 for payment of accrued dividends totaling $8,482.

NOTE 5 - SETTLEMENT RECEIVABLE :

We settled a legal malpractice suit and were awarded approximately $600,000 net of related legal fees.

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - ACCOUNTING CHANGES :

Effective July 1, 2001, Cadapult adopted SFAS 141 and SFAS 142. SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separate from goodwill. SFAS 142 requires that goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. There was no impairment of goodwill upon adoption of SFAS 142.

Net income (loss) and earnings (loss) per share for the first and second quarters of fiscal 2001 adjusted to exclude amortization expense (net of taxes) is as follows:

                                                             Three Months      Six Months
                                                                Ended            Ended
                                                                   December 31, 2000
                                                             ----------------------------

         Net income (loss) :
             Reported net income (loss)                      $(251,433)         $(475,288)
             Goodwill amortization, net of taxes                54,918            109,099
                                                             ---------          ---------
                 Adjusted net income (loss)                  $(196,515)         $(366,189)

         Basic earnings (loss) per share :
             Reported basic earnings (loss) per share           $(0.08)            $(0.15)
             Goodwill amortization                                0.02               0.04
                                                             ---------          ---------
                 Adjusted basic earnings (loss) per share       $(0.06)            $(0.11)
During the six months ended December 31, 2001, $139,544 of goodwill related to the ultraHue acquisition was recorded, and no goodwill was impaired, or written off. As of December 31, 2001, goodwill was $4,957,517 and accumulated amortization was $534,488.

All of Cadapult’s acquired intangible assets are subject to amortization. During the first two quarters of fiscal 2002, we acquired no other intangible assets. Intangible assets amortization expense for the second quarter of fiscal 2002 was $2,317. The components of intangible assets include a covenant not to compete associated with an acquisition, and two acquired URLs. The value of our other intangible assets is $97,000, less accumulated amortization of $56,602.

CADAPULT GRAPHIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - EARNINGS (LOSS) PER SHARE :

Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per common share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock, and other potentially dilutive securities.

The following table sets forth the computation of basic and diluted earnings per share :

                                                              Three Months                Six Months
                                                                  Ended                     Ended
                                                              December 31                December 31
                                                           2001          2000        2001          2000
                                                        -----------   ---------   -----------   -----------

         Numerator :
           Income (loss) applicable to
              common shareholders - basic               $   175,725   $(251,433)  $   413,975   $  (475,288)
                                                        ===========   =========   ===========   ===========
           Income (loss) applicable to
              common shareholders - diluted             $   333,132        --     $   728,788          --
                                                        ===========   =========   ===========   ===========

         Denominator :
           Denominator for basic earnings per share :
              Weighted average shares                     3,485,516   3,263,472     3,482,641     3,262,483
                                                        -----------   ---------   -----------   -----------

           Effect of dilutive securities
              Conversion of preferred stock to common     2,737,500        --       2,737,500          --
              Employee stock options and warrants            46,107        --          69,749          --
                                                        -----------   ---------   -----------   -----------
           Denominator for diluted earnings per share     6,269,123   3,263,472     6,289,890     3,262,483
                                                        ===========   =========   ===========   ===========

           Earnings (loss) per share :
              Basic                                     $      0.05   $   (0.08)  $      0.12   $     (0.15)
                                                        ===========   =========   ===========   ===========
              Diluted                                   $      0.05        --     $      0.12          --
                                                        ===========   =========   ===========   ===========
The conversion of the class A convertible preferred stock has been excluded from the computation of diluted earnings per share for the three months and six months ended December 31, 2000. Such conversion when taking into account the additional net income generated by the elimination of the dividend would have been anti-dilutive.

The following warrants to purchase common stock were excluded from the computation of diluted earnings per share for the three months and six months ended December 31, 2001 because the warrants’ exercise price was greater than the average market price of the common stock for those periods:

                                                        Three Months         Six Months
                                                           Ended                Ended
                                                      December 31            December 31
                                                       2001     2000         2001     2000
                                                    ---------   ----      ---------   ----

           Anti-dilutive warrants and options       2,578,226      -      2,578,226      -
                                                    =========   ====      =========   ====

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
Cadapult Graphic Systems, Inc.

We have audited the accompanying consolidated balance sheets of Cadapult Graphic Systems, Inc. and subsidiary as of June 30, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cadapult Graphic Systems, Inc. and subsidiary at June 30, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ WISS & COMPANY, LLP WISS & COMPANY, LLP

Livingston, New Jersey
August 6, 2001

F2-1

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

                                                                 June 30,
                                                        ------------------------
                                                           2001          2000
                                                        -----------   ----------

                                     ASSETS

CURRENT ASSETS:
  Cash and equivalents                                   $  132,144   $  868,842
  Accounts receivable, less allowance for doubtful
   accounts of $35,000                                    1,805,272    2,190,903
  Inventories                                             1,214,358    1,262,219
  Deferred income taxes                                     982,000      181,000
  Prepaid expenses and other current assets                  83,586       66,901
                                                        -----------   ----------
     Total Current Assets                                 4,217,360    4,569,865
                                                        -----------   ----------

PROPERTY AND EQUIPMENT, NET                               1,870,227      761,133
                                                        -----------   ----------

OTHER ASSETS:
  Goodwill and other intangible assets, net               4,328,517    4,408,815
  Deferred income taxes                                     366,000           --
  Other assets                                               65,258      134,952
                                                        -----------   ----------
                                                          4,759,775    4,543,767
                                                        -----------   ----------
                                                        $10,847,362   $9,874,765
                                                        ===========   ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term debt                                       $ 2,732,582   $2,255,128
  Accounts payable                                        1,391,965    1,075,828
  Accrued expenses and other current liabilities            241,194      290,996
  Accrued product warranty                                  400,000           --
  Dividends payable                                         170,598           --
  Accrued expense - supplier                                225,000           --
  Deferred revenues                                         277,833      360,853
                                                        -----------   ----------
     Total Current Liabilities                            5,439,172    3,982,805
                                                        -----------   ----------

OTHER LIABILITIES:
  Long-term debt, less current maturities                   782,271           --
  Accrued expense - supplier                                659,000           --
                                                        -----------   ----------
                                                          1,441,271           --
                                                        -----------   ----------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value,
   Authorized 20,000,000 shares;
   issued and outstanding 3,477,805
   shares in 2001 and 3,228,451 in 2000                       3,478        3,228
  Series A Convertible Preferred stock,
   $.001 par value, Authorized 1,000,000
   shares; issued and outstanding 547,500 shares
   in 2001 and 550,000 in 2000                                  547          550
  Additional paid-in capital                              5,599,991    5,888,182
  Cost of 10,564 shares of common stock in treasury         (20,832)          --
  Retained earnings (deficit)                            (1,616,265)          --
                                                        -----------   ----------
     Total Shareholders' Equity                           3,966,919    5,891,960
                                                        -----------   ----------
                                                        $10,847,362   $9,874,765
                                                        ===========   ==========

See accompanying notes to consolidated financial statements.

F2-2

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Year Ended June 30,
                                                   ----------------------------
                                                       2001            2000
                                                   ------------    ------------

NET SALES                                          $ 12,523,041    $ 13,489,839
                                                   ------------    ------------
COSTS AND EXPENSES:
  Cost of sales (includes depreciation
    of $100,489 in 2001)                              7,135,266       8,522,972
  Selling, general and administrative expenses        7,221,280       3,974,762
  Depreciation and amortization                         670,972         449,062
                                                   ------------    ------------
                                                     15,027,518      12,946,796
                                                   ------------    ------------

INCOME (LOSS) FROM OPERATIONS                        (2,504,477)        543,043

INTEREST EXPENSE, NET                                   265,012         238,502
                                                   ------------    ------------

INCOME (LOSS) BEFORE INCOME TAXES (CREDITS)          (2,769,489)        304,541

INCOME TAX CREDIT                                    (1,153,224)       (144,000)
                                                   ------------    ------------

NET INCOME (LOSS)                                  $ (1,616,265)   $    448,541
                                                   ============    ============

PREFERRED STOCK DIVIDENDS                          $    632,500    $    301,772
                                                   ============    ============

INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS    $ (2,248,765)   $    146,769
                                                   ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                               3,297,575       3,176,090
                                                   ============    ============
  Diluted                                                    --       3,508,134
                                                   ============    ============

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                            $      (0.68)   $        .05
                                                   ============    ============
  Diluted                                          $         --    $        .04
                                                   ============    ============

See accompanying notes to consolidated financial statements.

F2-3

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

                                       Common Stock      Preferred Stock               Additional    Retained        Total
                                    ------------------   ----------------   Treasury    Paid-in      Earnings     Shareholders'
                                     Shares     Amount   Shares    Amount    Stock      Capital      (Deficit)       Equity
                                    ---------   ------   -------   ------   --------   ----------   -----------   -------------

BALANCES, JUNE 30, 1999             3,058,308   $3,058        --   $   --   $     --   $1,171,782   $  (297,774)  $     877,066

YEAR ENDED JUNE 30, 2000:
  Sale of common stock through
    private placement, net             60,000       60        --       --         --      119,640            --         119,700
  Sale of preferred stock
    through private placement, net -        --      --   550,000      550         --    4,565,999            --       4,566,549
  Issuance of common stock for
    services                           35,435       35        --       --         --       70,965            --          71,000
  Issuance of stock for
    acquisition contingency            34,818       35        --       --         --       81,570            --          81,605
  Issuance of stock for
    purchase price adjustment          16,473       17        --       --         --          (17)           --              --
  Exercise of employee stock
    options                            23,417       23        --       --         --       29,248            --          29,271
  Preferred stock dividend,
    11.5%                                  --       --        --       --         --     (151,005)     (150,767)       (301,772)
  Net income                               --       --        --       --         --           --       448,541         448,541
                                    ---------   ------   -------   ------   --------   ----------   -----------   -------------
BALANCES, JUNE 30, 2000             3,228,451    3,228   550,000      550         --    5,888,182            --       5,891,960

YEAR ENDED JUNE 30, 2001:
  Issuance of stock for
    acquisition contingencies          88,737       89        --      --         --       156,690            --         156,779
  Exercise of employee stock
    options                            12,500       12        --      --    (20,832)       17,113            --          (3,707)
  Issuance of stock for
    dividend payment                  140,425      141        --      --         --       145,511            --         145,652
  Conversion of preferred
    stock to common stock               7,692        8    (2,500)     (3)        --            (5)           --              --
  Issuance of common stock for
    services                               --       --        --      --         --        25,000            --          25,000
  Preferred stock dividend, 11.5%          --       --        --      --         --      (632,500)           --        (632,500)
  Net loss                                 --       --        --      --         --            --    (1,616,265)     (1,616,265)
                                    ---------   ------   -------   ------   --------   ----------   -----------   -------------
BALANCES, JUNE 30, 2001             3,477,805   $3,478   547,500    $547    $(20,832)  $5,599,991   $(1,616,265)  $   3,966,919
                                    =========   ======   =======    ====    ========   ==========   ===========   =============

See accompanying notes to consolidated financial statements.

F2-4

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           Year Ended June 30,
                                                        --------------------------
                                                           2001           2000
                                                        -----------    -----------

  Net income (loss)                                     $(1,616,265)   $   448,541
  Adjustments to reconcile net income (loss) to
   net cash flows from operating activities:
   Depreciation and amortization                            771,461        449,062
   Deferred income taxes                                 (1,167,000)      (181,000)
   Issuance of common stock and warrants for services        25,000         71,000
   Provision for bad debts                                    5,434         10,298
   Loss on sale of fixed asset                               28,812             --
   Changes in operating assets and liabilities:
     Accounts receivable                                    380,197        160,641
     Inventories                                             47,861        211,024
     Prepaid expenses and other current assets               88,895        (95,010)
     Other assets                                            60,791        (88,698)
     Dividends payable                                      170,598             --
     Accounts payable                                       316,137       (736,626)
     Accrued expenses and other current liabilities         350,198        159,268
     Accrued expense - supplier                             884,000             --
     Deferred revenues                                     (188,600)       172,344
                                                        -----------    -----------
        Net cash flows from operating activities            157,519        580,844
                                                        -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                      (877,173)      (144,631)
  Purchase of intangible assets                            (139,673)      (267,401)
  Cost of net assets of acquired businesses                      --     (2,502,493)
  Deferred acquisition costs                                  8,903         21,811
                                                        -----------    -----------
        Net cash flows from investing activities         (1,007,943)    (2,892,714)
                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Note payable to bank, net                                 678,058       (651,341)
  Payments on long-term debt                                361,223        (87,547)
  Note payable - purchase of business                      (760,000)            --
  Advances from officer                                     325,000             --
  Note payable to affiliate                                      --        (20,832)
  Due to seller                                                  --       (506,473)
  Preferred stock dividends                                (486,848)      (301,772)
  Purchase of treasury stock                                 (5,582)            --
  Sale of common stock                                        1,875        148,971
  Sale of preferred stock                                        --      4,566,549
                                                        -----------    -----------
        Net cash flows from financing activities            113,726      3,147,555
                                                        -----------    -----------

NET CHANGE IN CASH AND EQUIVALENTS                         (736,698)       835,685

CASH AND EQUIVALENTS, BEGINNING OF YEAR                     868,842         33,157
                                                        -----------    -----------

CASH AND EQUIVALENTS, END OF YEAR                       $   132,144    $   868,842
                                                        ===========    ===========

See accompanying notes to consolidated financial statements.

F2-5

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

                                                           Year Ended June 30,
                                                        --------------------------
                                                           2001           2000
                                                        -----------    -----------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                         $   239,925    $   174,982
                                                        ===========    ===========

  Income taxes paid                                     $    39,913    $        --
                                                        ===========    ===========

  Inventories transferred to equipment                  $        --    $   174,907
                                                        ===========    ===========

  Issuance of common stock upon satisfaction
  of acquisition contingency                            $   156,779    $    81,605
                                                        ===========    ===========

  Issuance of common stock as dividend payment          $   145,652    $        --
                                                        ===========    ===========

  Purchase of treasury stock                            $    15,250    $        --
                                                        ===========    ===========

Non cash investing activities:
  Acquisition of business:
   Fair value of assets acquired                        $        --    $ 4,168,966
   Due to seller                                                 --       (506,473)
   Note payable to seller                                        --     (1,160,000)
                                                        -----------    -----------
     Net cash payment                                   $        --    $ 2,502,493
                                                        ===========    ===========

  Acquisition of equipment by capital leases            $   655,444    $        --
                                                        ===========    ===========

See accompanying notes to consolidated financial statements.

F2-6

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1    -   NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Nature of the Business - Cadapult Graphic Systems, Inc. and subsidiary, collectively referred to as the “Company”, manufacture and distribute supplies, including solid ink sticks and toner cartridges, for color workgroup printers. The Company’s Media Sciences subsidiary sells these supplies internationally through a network of dealers, distributors and OEMs. The Company also sells directly to end users through programs designed to foster the supplies business. The Company has its corporate headquarters in New Jersey and has offices in Redmond, Washington.

        Principles of Consolidation - The consolidated financial statements include the accounts of Cadapult and its wholly-owned subsidiary Media Sciences, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

        Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

        Revenue Recognition – Revenue is recognized at the point of shipment for goods sold, and ratably through the duration of service contracts. Deferred revenue consists principally of billings on service contracts prior to rendering related services.

        Revenue Cash Equivalents – Cash equivalents include all highly liquid short term investments purchased with original maturities of three months or less.

        Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of cash and unsecured trade receivables. The Company maintains its cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At June 30, 2001, the Company has uninsured balances totaling approximately $120,000.

         Concentrations of credit risk with respect to all trade receivables are considered to be limited due to the quantity of customers comprising the Company’s customer base. The Company performs ongoing credit evaluations of its customers’ financial condition and does not require collateral. Management feels that credit risk beyond the established allowance at June 30, 2001 is limited.

         Inventories – Inventories, consisting of raw materials and finished goods, are stated at the lower of cost (specific identification method) or market.

        Property and Equipment – Property and equipment are stated at cost. The Company provides for depreciation using straight-line and accelerated methods by charges to income at rates based upon the recovery periods of 3 to 7 years for furniture and equipment and over the useful lives or the lease term, if shorter, for leasehold improvements.

F2-7

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Goodwill and Other Intangible Assets – Goodwill and other intangible assets are stated at cost and are amortized on a straight-line basis over periods ranging from one to fifteen years.

        The carrying value of intangible assets is periodically reviewed by the Company based on expected future undiscounted operating cash flows. Based upon its most recent analysis, the Company believes that no material impairment exists at June 30, 2001.

        Advertising Expense – Advertising costs are expensed as incurred. Advertising expense for the years ended June 30, 2001 and 2000 amounted to approximately $242,118 and $93,542, respectively.

         Income Taxes – Deferred income taxes reflect the net tax effects of temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

        Employee Benefit Plan – The Company has a 401(k) savings/retirement plan for all of its eligible employees. The plan allows for employee contributions to be matched by the Company. Contributions made by the Company for the years ended June 30, 2001 and 2000 were $19,000, and $14,889, respectively.

        Deferred Acquisition Costs – Acquisition costs have been deferred, pending the outcome of negotiations. If the acquisition is completed, these costs will be capitalized; otherwise they will be charged to expense.

        Earnings (Loss) Per Share – Basic earnings (loss) per share is based upon net income (loss) less preferred dividends divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based on the weighted average number of shares outstanding adjusted for the incremental shares attributable to outstanding options, dilutive securities, warrants and other potentially dilutive securities.

        Stock Options– The Company accounts for stock option grants using the intrinsic value based method prescribed by APB Opinion No. 25. Since the exercise price equaled or exceeded the estimated fair value of the underlying shares at the date of grant, no compensation expense was recognized in 2001 and 2000 for stock option grants.

        Had compensation cost been based upon fair value of the option on the date of grants, as prescribed by SFAS No. 123, the Company’s proforma net loss and net loss per share would have been $(2,750,000) and $(.83) in 2001 and $(242,000) and $(.08) in 2000, using the Black-Scholes option pricing model.

        The fair value of options granted in 2001 and 2000 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions, respectively: risk-free interest rates of 6.0%, dividend yield of 0.0%, volatility factors of the expected market price of the Company’s Common Stock of 180% in 2001 and 198% in 2000 and a weighted-average expected life of the options of five years.

F2-8

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of normal publicly traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees stock options.

        Recently Issued Accounting Pronouncements – In June 2001, the FASB issued SFAS No. 141,“Business Combinations”, which supercedes APB Opinion No. 16, “Business Combinations”, and FASB Statement No. 38 “Accounting for Preacquisition Contingencies of Purchased Enterprises”. The scope of this Statement requires all business combinations to be accounted for using one method – the purchase method, and applies to all business combinations initiated after June 30, 2001. This Statement will be adopted by the Company for all combinations entered into after June 30, 2001, and is not expected to have an impact of the Company’s financial statements.

        In June 2001, the FASB issued SFAS No. 142, “Goodwill and other Intangible Assets”, which supercedes APB No. 17, “Intangible Assets”. This Statement addresses how acquired intangible assets shall be accounted for in financial statements upon acquisition and how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. This Statement is required to be adopted in the first interim financial statement starting with fiscal years beginning after December 15, 2001. The Company expects to adopt this Statement in the first interim financial statement for the year ending June 30, 2002. The Company is currently assessing the effect the adoption of this Statement will have on its financial statements.

NOTE 2  – PURCHASE OF BUSINESSES:

        On January 7, 1999, the Company issued 185,700 shares of its unregistered and restricted common stock in exchange for certain assets and the assumption of certain liabilities of Tartan Technical, Inc. (“Tartan”) a Massachusetts corporation. The assets purchased included accounts receivable, inventories, property and equipment and the liabilities assumed included notes payable and accounts payable. The excess of the purchase price and related costs over the fair value of the net liabilities assumed ($321,789) was allocated to goodwill. As of June 30, 1999, 92,850 of the shares were held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. During the year ended June 30, 2000, Tartan earned 34,818 shares (valued at $81,605) and forfeited 11,607 shares. During the year ended June 30, 2001, Tartan earned 34,868 shares (valued at $69,737) and forfeited the remaining 11,557 shares.

        Effective June 18, 1999, the Company acquired for $242,200 in cash and the issuance of 172,380 shares of its unregistered and restricted common stock, certain assets and assumed certain liabilities of WEB Associates, Inc. (“WEB”) a Pennsylvania corporation. The assets purchased included accounts receivable, inventories, property and equipment and a covenant not-to-compete and the liabilities included accounts payable. The excess of the purchase price and related costs over the fair value of net assets ($89,996) was allocated to goodwill. As of June 30, 1999, 86,190 of the shares were held in escrow pursuant to the resolution of a contingency based on WEB achieving certain gross profit levels. As of June 30, 2001, WEB earned 53,869 shares (valued at $87,042) and forfeited the remaining 32,321 shares.

F2-9

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        On December 13, 1999, Media Sciences, Inc. (“Media”) completed the acquisition of substantially all of the assets of ultraHue, Inc. for $2,340,000 in cash, and a note payable for $1,160,000 bearing interest at 7% per annum, due on December 13, 2000 (Note 6). Media also agreed to acquire accounts receivable and inventories, and assume accounts payable and reimburse ultraHue, as those receivables are collected and inventory sold. In addition, the Asset Purchase Agreement provides for an additional purchase price of 10-30% of Media Sciences’ profits (as defined) for three years.

        The following unaudited pro forma consolidated results of operations for the years ended June 30, 2001 and 2000, assume the ultraHue acquisition had occurred on July 1, 1999, giving effect to purchase accounting adjustments and financing. The pro forma results have been prepared for informational purposes only and do not reflect any benefit from economies, which might be achieved from combined operations. The pro forma results do not represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                                                                 Year Ended June 30,
                                                            -----------------------------
                                                               2001              2000
                                                            -----------       -----------

    Net sales                                               $12,523,041       $14,752,396
                                                            ===========       ===========

    Net income (loss) applicable to common shareholders     $(2,248,765)      $    58,269
                                                            ===========       ===========

    Basic and diluted income (loss) per share                     $.(68)            $(.02)
                                                                  =====             =====

NOTE 3  – INVENTORIES:

        Inventories are summarized as follows:

                                                                       June 30,
                                                            -----------------------------
                                                               2001              2000
                                                            -----------       -----------

    Raw materials                                           $   165,673       $    35,811
    Finished goods                                            1,048,685         1,226,408
                                                            -----------       -----------

                                                            $ 1,214,358       $ 1,262,219
                                                            ===========       ===========
F2-10

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4  – PROPERTY AND EQUIPMENT:

        Property and equipment are summarized as follows:

                                                                       June 30,
                                                            -----------------------------
                                                               2001              2000
                                                            -----------       -----------
         Equipment                                          $ 1,393,584       $ 1,311,404
         Equipment at customers                                 655,444                --
         Furniture and fixtures                                 306,044           205,646
         Automobiles                                             91,415            60,980
         Leasehold improvements                                 240,093            98,568
         Tooling and molds                                      442,691                --
                                                            -----------       -----------
                                                              3,129,271         1,676,598
         Less: Accumulated depreciation and amortization      1,259,044           915,465
                                                            -----------       -----------

                                                            $ 1,870,227       $   761,133
                                                            ===========       ===========

NOTE 5  – GOODWILL AND OTHER INTANGIBLE ASSETS:

        Goodwill and other intangible assets are summarized as follows:

                                                   Life                    June 30,
                                                                 -----------------------------
                                                  (Years)           2001               2000
                                                  -------        ----------         ----------
         Goodwill                                   15           $4,863,973         $4,567,521
         Other                                      1-5             165,880            165,880
                                                                 ----------         ----------
                                                                  5,029,853          4,733,401
         Less: Accumulated amortization                             701,336            324,586
                                                                 ----------         ----------

                                                                 $4,328,517         $4,408,815
                                                                 ==========         ==========
F2-11

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6  – DEBT:

        The Company's borrowings consisted of the following:

                                                                           June 30,
                                                                  ---------------------------
                                                                    2001              2000
                                                                  ----------       ----------
         Short-term debt:
           Revolving line-of-credit with bank                     $1,703,741       $1,025,683
           Note payable relating to acquisition of ultraHue          400,000        1,160,000
           Note payable to officer                                   325,000               --
           Convertible note payable                                  105,000               --
           Current maturities of long-term debt                      198,841           69,445
                                                                  ----------       ----------

                                                                  $2,732,582       $2,255,128
                                                                  ==========       ==========

         Long-term debt:
           Long-term debt, less current maturities                $  382,271       $       --
           Note payable                                              400,000               --
                                                                 -----------       ----------

                                                                 $   782,271       $
                                                                 ===========       ==========

        The Company has an agreement with a bank under which it can borrow up to $4,000,000 under a revolving line-of-credit, subject to availability of collateral. Borrowings bear interest at .50% over the bank’s base rate, are payable on demand and are collateralized by all assets of the Company.

        Note payable relating to acquisition of ultraHue, Inc. consists of the remaining $400,000 balance due under a $1,160,000 note payable to ultraHue, Inc. which matured on December 13, 2000. The Company entered into a new note with ultraHue, Inc. which bears interest at a rate of 13% per annum and is due on demand.

        The $325,000 note payable to officer bears interest at 10% per annum and is due on demand.

        The $105,000 convertible note payable bears interest at 10% per annum, is convertible into the Company’s common stock at $1.00 per share, and is due in November 2001.

        Long-term debt consists primarily of various capital leases, totalling $561,622. The capital leases bear interest at between 10% and 14% per annum and mature through June 30, 2005 (Note 9). The Company has a $400,000 note payable to an investor which bears interest at 12% per annum and is payable in quarterly installments of interest only through June 2003.

F2-12

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Long-term debt at June 30, 2001 matures as follows:

                     Year Ending June 30,
                     --------------------

                               2002                                $198,841
                               2003                                 623,918
                               2004                                 136,556
                               2005                                  21,797
                                                                   --------

                                                                   $981,112
                                                                   ========

NOTE 7  – INCOME TAXES:

        The components of the income tax credit are summarized as follows:

                                                                   Year Ended June 30,
                                                               ---------------------------
                                                                  2001            2000
                                                               -----------     -----------

             Current:
               Federal                                         $        --     $        --
               State                                                13,776          37,000
                                                               -----------     -----------
             Total Current                                          13,776          37,000
                                                               -----------     -----------

             Deferred:
               Federal                                            (922,000)        (94,000)
               State                                              (245,000)        (87,000)
                                                               -----------     -----------
             Total Current                                      (1,167,000)       (181,000)
                                                               -----------     -----------

             Income Tax Expense (Credit)                       $(1,153,224)    $  (144,000)
                                                               ===========     ===========

        The Company recognizes deferred tax assets, net of applicable reserves, related to net operating loss carryforwards and certain temporary differences. The Company is required to recognize a future tax benefit to the extent that realization of such benefit is more likely than not. Otherwise a valuation allowance is applied. At June 30, 2001, the Company believes that the “more likely than not” criteria have been met, and accordingly, the Company has recorded a deferred tax asset to recognize a future tax benefit. The valuation allowance totaling $217,000 that had been recognized at June 30, 1999, was removed during the year ended June 30, 2000.

        The Company has available federal net operating loss carryforwards of approximately $1,800,000 which expire through 2020.

F2-13

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        A reconciliation of income tax expense (benefit) provided at the federal statutory rate (34%) to income tax expense (benefit) is as follows:

                                                                             Year Ended June 30,
                                                                         --------------------------
                                                                             2001            2000
                                                                         -------------    ---------

         Income tax expense (benefit) computed at federal statutory
           rate                                                            $(941,626)     $ 103,544
         State income taxes (net of federal benefit)                        (153,324)       (36,197)
         Other                                                               (58,274)         5,653
         Change in valuation allowance                                            --       (217,000)
                                                                         -----------      ---------

                                                                         $(1,153,224)     $(144,000)
                                                                         ===========      =========

        Significant components of the Company’s deferred tax assets are as follows:

                                                                                    June 30,
                                                                         --------------------------
                                                                             2001            2000
                                                                         -----------      ---------

           Net operating loss carryforwards                              $   803,000      $ 160,000
           Accruals and reserves                                             545,000         21,000
                                                                         -----------      ---------
                                                                           1,348,000        181,000
              Less: valuation allowance                                           --             --
                                                                         -----------      ---------

                  Total deferred tax assets                              $ 1,348,000      $ 181,000
                                                                         ===========      =========

NOTE 8  – SHAREHOLDERS’ EQUITY:

         a)     Stock Compensation Plan:

The Company has an incentive stock option (the “1998 Plan”), pursuant to which 500,000 shares of common stock have been reserved. The stock options (which may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) entitle the holder to purchase shares of the Company’s common stock for up to ten years from the date of grant (five years for persons owning more than 10 percent of the total combined voting power of the Company) at a price not less than the fair market value (110% of fair market value for persons owning more than 10% of the combined voting power of the Company) of the common stock on the date of grant. In general, any employee, director, officer or exclusive agent of, advisor or consultant to, the Company or a related entity is eligible to participate in the Plan. The stock options are nontransferable, except upon death.

F2-14

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Share option activity for the Plan since July 1, 1999, follows:

                                                                        Weighted
                                                                         Average
                                                    Outstanding      Exercise Price
                                                    -----------      --------------

             Balance at July 1, 1999                  317,893            $1.95

             Year ended June 30, 2000:
                 Granted                               67,452             2.59
                 Exercised                            (23,417)            1.25
                 Cancelled                            (81,000)            2.36
                                                    ---------            -----

             Balance at June 30, 2000                 280,928             2.04

             Year ended June 30, 2001:
                 Granted                               64,502             2.17
                                                                          ----
                 Exercised                            (12,500)            1.37
                 Cancelled                            (57,204)            2.38
                                                     --------            -----

             Balance at June 30, 2001                 275,726            $2.03
                                                     ========            =====

         The following table summarizes information about outstanding and exercisable options at June 30, 2001:

                 Options Outstanding                                                          Options Exercisable
  ---------------------------------------------------------------------------         --------------------------------
                                                                   Weighted
                                                                   Average
                                               Weighted            Remaining                              Weighted
  Range of                Number                Average           Contractual           Number          Average
  Exercise Prices         Outstanding       Exercise Price        Life-Years          Exercisable       Exercise Price
  ---------------         -----------       --------------        -----------         -----------       --------------
  $0.00 to $2.00              159,076           $1.55                7.59               131,076             $1.50

  $2.01 to $3.00               75,450            2.37                9.50                49,450              2.29

  $3.01 to $4.00               41,200            3.28                8.24                41,200              3.28
                               ------            ----                ----               -------             -----

                              275,726           $2.03                6.93               221,726             $2.01
                              =======           =====                ====               =======             =====
During the year ended June 30, 1999, the Company granted its President five-year stock options to purchase up to 500,000 shares which vest upon the Company attaining certain specified milestones and are exercisable at $1.375 per share and expire in June 2003. A total of 250,000 options are vested at June 30, 2001.

The Company granted two employees five-year stock options to purchase up to 100,000 shares each which vest upon the Company attaining certain specified milestones and are exercisable at $1.25 per share and expire in March 2005. A total of 100,000 options are vested at June 30, 2001.

F2-15

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 1999, the Company granted two employees five year stock options to purchase up to 50,000 shares each which vest ratably over three years, are exercisable at $3.00 per share and expire in December 2004. A total of 33,333 options are vested at June 30, 2001.

During the year ended June 30, 2001 the Company granted an employee a five year stock option to purchase up to 100,000 shares of which 50,000 vested immediately. The remaining shares vest upon the Company attaining certain specified milestones. The options are exercisable at $1.25 per share and expire in July 2005.

         b)     Common Stock:

In September 1999, the Company sold 60,000 shares of its common stock for $2.00 per share for net proceeds of $119,700.

During the year ended June 30, 2000, the Company issued 35,435 shares of its common stock for services valued at $71,000.

During the year ended June 30, 2001, the Company issued 140,425 shares of its common stock valued at $145,652 in lieu of cash payments for dividends on its Series A Preferred Stock.

         c)     Warrants:

In August 1998 and February 1999, the Company issued 105,000 warrants to purchase its common stock at between $4.00-$5.00 per share in exchange for legal services which were subsequently capitalized. The warrants, which had a value of $20,510, using the Black-Scholes pricing model, expire through February 15, 2004.

In October 1999, the Company issued 30,000 warrants to purchase its common stock at between $3.00 - $4.00 per share in exchange for investor relation services which were subsequently capitalized. The warrants, which were valued at approximately $100,000 using the Black-Scholes pricing model, were recognized as a cost of issuance of the Series A Preferred shares and expire on September 29, 2004.

In June 2001, the Company issued 200,000 warrants to purchase its common stock at $1.00 per share in consideration for consulting services. The warrants, which were valued at $25,000, based on the value of consulting services received, expire on May 31, 2006.

         d)     Amendments to Certificate of Incorporation:

In August 1999, the Company’s Board of Directors amended its Certificate of Incorporation reducing the number of authorized shares of $.001 par value common stock to twenty million shares and authorized five million shares of $.001 par value preferred stock.

F2-16

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         e)     Preferred Stock:

The Company’s Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights, terms of redemption and liquidation. In December 1999, the Board authorized the issuance of up to 1,000,000 shares of Series A Preferred Stock.

On March 10, 2000, the Company completed a private placement wherein it sold 550,000 units for $10.00 per unit representing 550,000 shares of its Series A Preferred Stock and 1,100,000 warrants exercisable for five years to purchase one share of common stock for $4.50 per share. Net proceeds received from the sale totalled $4,566,549.

Dividends on the Series A Preferred Stock accrue at a rate of 11.5% per annum and are payable quarterly. Each Series A share is convertible at the option of the holder at a rate of 3.077 shares of common stock for one Series A share. The conversion price shall adjust to 75% of the average bid price for the 90 days preceding the 24th month anniversary of the closing of the offering and again on the 48th month anniversary. Under no circumstances can a new conversion price be below $2.00 per share.

The discount, if any, resulting from allocation of the proceeds to the beneficial conversion feature is analogous to a dividend and will be recognized as a return to preferred shareholders over the minimum period from the date of issuance through the date of earliest conversion using the effective yield method.

The Company has the right to call the Series A shares at $15.00 per share, at any time. Holders have the right to convert upon receipt of the call notice.

In connection with the private placement, the placement agent received a commission and non accountable expense allowance equal to 13% of the proceeds of the offering, five year warrants to purchase up to 236,500 shares of the Company’s common stock at $1.65 per share and up to 590,000 shares of the Company’s common stock at $3.75 per share. The value of the warrants was recognized as a cost of issuance of the Series A shares.

During the year ended June 30, 2001, holders of 2,500 shares of Series A Preferred Stock converted the Series A Preferred Stock into 7,692 shares of the Company’s common stock.

         f)     Treasury Stock:

During the year ended June 30, 2001, the Company purchased 10,564 shares of its common stock, valued at $20,832, in connection with the cashless exercise of employee stock options.

NOTE 9  – COMMITMENTS AND CONTINGENCIES:

        Leases – The Company leases its premises under lease agreements which expire through 2011 and an automobile and equipment under operating leases that expire through 2003. As of June 30, 2001, the Company’s property under capital leases, which is included in property and equipment, has a cost of $655,444 and accumulated depreciation of $64,913 and consists primarily of printers placed at customer locations.

F2-17

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Future minimum lease payments are as follows:

                                                                           Capital Leases
                                                                             Included
                                                                            in Property          Operating
                 Year Ending June 30,                                      and Equipment          Leases
                 --------------------                                      -------------        -----------

                      2002                                                  $   251,320         $   543,944
                      2003                                                      251,320             490,848
                      2004                                                      139,000             360,510
                      2005                                                       21,352             252,712
                      2006                                                           --             252,712
                      2007 and thereafter                                            --           1,127,421
                                                                            -----------         -----------

         Total future minimum lease payments                                    662,992         $ 3,028,147
                                                                                                ===========
         Less: Amount representing interest                                     101,370
                                                                            -----------
         Present value of minimum lease payments (Note 6)                       561,622
         Less:  Current maturities                                              193,170
                                                                            -----------
         Non-current                                                        $   368,452
                                                                            ===========

        Rent expense amounted to $232,296 and $216,764 for the years ended June 30, 2001 and 2000, respectively.

        Employment Agreements – On May 1, 1998, the Company entered into a five-year employment agreement with its President for a base salary of $130,000 per annum subject to certain adjustments. In 1999, the Company entered into three-year employment agreements with two employees providing for aggregate compensation of $160,000 per annum.

        Litigation – The Company is a defendant in legal proceedings arising in the ordinary course of its business activities. Although the ultimate disposition of these proceedings is not presently determinable, management does not expect the outcome to have a material adverse effect on the Company’s financial position.

NOTE 10 – SUPPLIER AGREEMENT:

        On May 4, 2001, the Company entered into an agreement with a supplier, whereby, beginning May 1, 2001, the Company is required to pay $.50 per ink stick sold, increasing to $.75 on May 1, 2002, $1.00 on May 1, 2003 and $1.50 on May 1, 2004. The present value, $884,000, of the maximum commitment under the agreement, $1,000,000, has been recorded as a liability at June 30, 2001.

F2-18

CADAPULT GRAPHIC SYSTEMS, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11  – EARNINGS (LOSS) PER COMMON SHARE:

        Basic earnings per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per common share is computed using the weighted average number of shares outstanding as adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock , and other potentially dilutive securities.

        The following table sets forth the computation of basic and diluted earnings per common share:

                                                                                 Year Ended June 30,
                                                                           ------------------------------
                                                                               2001               2000
                                                                           ------------         ---------
             Numerator:
               Net income (loss) - basic                                   $ (2,248,765)        $ 146,769
                                                                           ============         =========

               Net income (loss) - diluted                                 $ (2,248,765)        $ 146,769
                                                                           ============         =========

             Denominator:
               Denominator for basic earnings per
                 common share:
                 Weighted average shares                                      3,297,575         3,176,090

               Effect of dilutive securities-
                 Employee stock options and warrants                                 --           332,044
                                                                           ------------         ---------

               Denominator for diluted earnings per
                  common share                                                3,297,575         3,508,134
                                                                           ============         =========

               Earnings (loss) per common share:
                 Basic                                                            $(.68)             $.05
                                                                                  =====              ====
                 Diluted                                                          $  --              $.04
                                                                                  =====              ====

        The following warrants and options to purchase common stock were excluded from the computation of diluted earnings per share for the year ended June 30, 2001 because their inclusion would be anti-dilutive and for the year ended June 30, 2000 because their exercise price was greater than the average market price of the common stock:

                                                                                 Year Ended June 30,
                                                                           ------------------------------
                                                                               2001               2000
                                                                           ------------         ---------

             Anti-dilutive warrants and options                               3,437,226         1,884,200
                                                                           ============         =========

        The conversion of the Series A convertible preferred stock has been excluded from the computation of diluted earnings per share for the years ended June 30, 2001 and 2000 as the conversion would be anti-dilutive after adding back preferred stock dividends to net income (loss).

F2-19

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of UltraHue, Inc.

We have audited the accompanying balance sheets of UltraHue, Inc. as of
September 30, 1999 and December 31, 1998 and the related statements of income and retained earnings and cash flows for the nine months ended September 30,
1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UltraHue, Inc. at September 30,
1999 and December 31, 1998, and the results of its operations and its cash flows for the periods indicated above in conformity with generally accepted accounting principles.

                                                   /s/ Wiss & Company, LLP
                                                   WISS & COMPANY, LLP

Livingston, New Jersey
January 20, 2000
F3-1

                                 ULTRAHUE, INC.

                                 BALANCE SHEETS

                                                             Nine Months
                                                               Ended           Year Ended
                                                            September 30,      December 31,
      ASSETS                                                    1999               1998
                                                            -------------     -------------

CURRENT ASSETS:
   Cash                                                     $     185,023     $      40,100
   Accounts receivable, net of allowance for
      doubtful accounts of $5,000 in 1999                         397,998           245,607
   Inventories                                                    116,665            14,705
   Advances to officers                                                 -            32,669
   Prepaid rent                                                     6,600                 -
                                                            -------------     -------------
      Total Current Assets                                        706,286           333,081

PROPERTY AND EQUIPMENT, NET                                        29,969             8,777

SECURITY DEPOSIT                                                    1,162                 -
                                                            -------------     -------------
                                                            $     737,417     $     341,858

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of capital lease obligation           $       2,214     $           -
   Accounts payable                                                21,701             5,550
   Accrued expenses                                                15,610             1,364
                                                            -------------     -------------
      Total Current Liabilities                                    39,525             6,914
                                                            -------------     -------------

CAPITAL LEASE OBLIGATION, LESS CURRENT MATURITIES                  10,826                 -
                                                            -------------     -------------

COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock, $1.00 par value 30,000 shares authorized,
      2,000 shares issued and outstanding                           2,000             2,000
   Retained earnings                                              685,066           332,944
                                                            -------------     -------------
      Total Stockholders' Equity                                  687,066           334,944
                                                            -------------     -------------
                                                            $     737,417     $     341,858
                                                            =============     =============

                 See accompanying notes to financial statements.
F3-2

                                 ULTRAHUE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                  Nine Months
                                                     Ended           Year Ended
                                                 September 30,      December 31,
                                                      1999              1998
                                                 -------------     -------------

NET SALES                                        $   2,144,283     $   1,093,677

COST OF GOODS SOLD                                     554,369           306,542
                                                 -------------     -------------

GROSS PROFIT                                         1,589,914           787,135

OPERATING EXPENSES                                     464,581           329,836
                                                 -------------     -------------

INCOME FROM OPERATIONS                               1,125,333           457,299

INTEREST EXPENSE                                           542                 -
                                                 -------------     -------------

NET INCOME                                           1,124,791           457,299

RETAINED EARNINGS, BEGINNING OF PERIOD                 332,944             3,645

DISTRIBUTIONS                                         (772,669)         (128,000)
                                                 -------------     -------------

RETAINED EARNINGS, END OF PERIOD                 $     685,066     $     332,944
                                                 =============     =============

                 See accompanying notes to financial statements.
F3-3

                                 ULTRAHUE, INC.

                            STATEMENTS OF CASH FLOWS

                                                            Nine Months
                                                               Ended           Year Ended
                                                           September 30,      December 31,
                                                                1999              1998
                                                           -------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $   1,124,791     $     457,299
   Adjustments to reconcile net income to net cash
      flows from operating activities:
         Depreciation                                              5,559            20,757
         Provision for bad debts                                   5,000                 -
         Changes in operating assets and liabilities:
            Accounts receivable                                 (157,391)         (227,632)
            Inventories                                         (101,960)          (11,316)
            Prepaid rent                                          (6,600)                -
            Security deposits                                     (1,162)                -
            Accrued expenses                                      14,246             1,364
            Accounts payable                                      16,151             5,183
                                                           -------------     -------------
               Net cash flows from operating activities          898,634           245,655
                                                           -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                            (13,030)          (28,963)
   Advances to officers                                           32,669           (32,669)
                                                           -------------     -------------
               Net cash flows from investing activities           19,639           (61,632)
                                                           -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions                                                (772,669)         (128,000)
   Stockholder loans                                                   -           (37,354)
   Capital lease                                                    (681)                -
                                                           -------------     -------------
               Net cash flows from financing activities         (773,350)         (165,354)
                                                           -------------     -------------

NET CHANGE IN CASH                                               144,923            18,669

CASH, BEGINNING OF PERIOD                                         40,100            21,431
                                                           -------------     -------------

CASH, END OF PERIOD                                        $     185,023     $      40,100
                                                           =============     =============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                           $         542     $           -
                                                           =============     =============
   Income taxes paid                                       $           -     $           -
                                                           =============     =============
   Noncash financing and investing activity -
   Equipment addition by capital lease                     $      13,721     $           -
                                                           =============     =============

                 See accompanying notes to financial statements.
F3-4

                                 ULTRAHUE, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE     1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

      Nature of the Business - UltraHue, Inc. ("UltraHue") is a manufacturer of solid ink and a distributor of transparencies and toner cartridges for Tektronix color printers. It's manufacturing facility is located near Albuquerque, New
Mexico and its corporate office is located in Redmond, Washington.

      Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

      Concentration of Credit/Sales Risk - The Company maintains its cash balances in a financial institution which is insured by the Federal Deposit
Insurance Corporation up to $100,000. At September 30, 1999, the Company has an
uninsured balance, including outstanding checks, totalling approximately
$140,000.

      Sales to one customer and two customers comprised approximately 37% in
1999 and 46% in 1998, of the Company's net sales.

      Concentration of credit risk with respect to other trade customers is limited due to the large number of customers.

      The Company periodically reviews its trade receivables and if necessary, establishes an allowance for uncollectible accounts. Management feels the credit risk beyond the established allowance, if any, is limited.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

      Property, Plant and Equipment - Property and equipment are stated at cost.
For financial reporting purposes, the Company provides for depreciation generally on an accelerated method by charges to income at rates based upon the estimated recovery periods of 5 to 7 years.

      The Company capitalizes, for financial reporting purposes, leased equipment where the term of the lease results in the transfer to the Company of substantially all of the benefits and risks of ownership.

      Income Taxes - The Company elected under Section 1361 of the Internal
Revenue Code and under New Mexico corporate statues to be taxed as an S
Corporation. Under these provisions, all earnings and losses of the Company for federal and New Mexico income tax reporting purposes are reported on the income tax returns of the shareholders. Accordingly, no provisions have been made for federal or state income taxes. Washington has no state income taxes.
F3-5

                                 ULTRAHUE, INC.

                          NOTES TO FINANCIAL STATEMENTS

Change in Fiscal Year - The Company elected to change from a December 31 to
September 30, fiscal year. Therefore, the accompanying financial statements include transitional financial statements for the nine months ended September
30, 1999. Unaudited financial data for the nine months ended September 30, 1998 follow which is the corresponding period of the preceding fiscal year. There were no seasonal factors that affect the comparability of information or trends reflected.

            Net sales                      $579,717
                                           ========
            Gross profit                   $322,159
                                           ========
            Net income                     $126,640
                                           ========

NOTE 2 - INVENTORIES:

      Inventories include the following:

                           September 30, December 31,
                                                1999           1998
                                            -------------   ------------
            Raw materials                   $      25,382   $     14,705
            Finished goods                         91,283              -
                                            -------------   ------------
                                            $     116,665   $     14,705

NOTE 3 - PROPERTY AND EQUIPMENT:

      Property and equipment are summarized as follows:

                           September 30, December 31,
                                                1999           1998
                                            -------------   ------------
            Computer equipment              $      37,227   $     25,739
            Furniture and fixtures                  5,750          4,208
            Machinery and equipment                16,650          2,929
                                            -------------   ------------
                                                   59,627         32,876
            Less: Accumulated depreciation         29,658         24,099
                                            -------------   ------------
                                            $      29,969   $      8,777
                                            =============   ============
NOTE 4 - LEASES:

      The Company's machinery and equipment under a capital lease, which is included in property and equipment, totalled $13,721 less accumulated depreciation of $2,058.
F3-6

                                 ULTRAHUE, INC.

                          NOTES TO FINANCIAL STATEMENTS

      Future minimum rental payments required for the capital lease at September
30, 1999 are as follows:

                  Year Ending September 30,
                  -------------------------
                  2000                                  $    3,669
                  2001                                       3,669
                  2002                                       3,669
                  2003                                       3,669
                  2004                                       2,446
                                                        ----------
            Total future minimum lease payments             17,122
            Less: Amount representing interest               4,082
            Present value of minimum lease payments         13,040
            Less: Current maturities                         2,214
                                                        ----------
            Non-current                                 $   10,826
                                                        ==========

      The Company leases its office facility on a month-to-month basis for
$2,200 per month and its New Mexico operating facility under a non-cancellable operating lease which requires monthly payments of $1,350 expiring on June 30,
2000.

      Rent expense for operating leases in 1999 and 1998 was $20,381 and
$15,411.

NOTE 5 - SUBSEQUENT EVENT:

      On December 13, 1999, the Company sold substantially all of its assets, subject to its liabilities, for $4,056,473, to Cadapult Graphic Systems, Inc.
("Cadapult") collectible as follows:

            Cash                                        $2,340,000
            Note receivable                              1,160,000
            Due from Cadapult                              556,473
                                                        ==========
                                                        $4,056,473

      The note receivable bears interest at the rate of 7% per annum and is due on December 13, 2000.

      Due from Cadapult is collectible as Cadapult liquidates the receivables and inventories purchased and satisfies the payables assumed.

NOTE 6 - PRO FORMA INCOME TAXES:

      The following unaudited pro forma statements of income for the nine months ended September 30, 1999 and the year ended December 31, 1998 assume that
ultraHue was subject to federal and state corporation income taxes (at a 40 percent effective rate) and include a tax provision calculated on the separate return basis. The pro forma results have been prepared for informational purposes only and do not represent results which would have occurred if ultraHue was actually subject to income taxes for the periods represented above nor are they indicative of future results.

                                 Nine Months
                                    Ended        Year Ended
                                September 30,   December 31,
                                    1999            1998
                                 ----------      ----------

Net sales                        $2,144,283      $1,093,677
                                 ==========      ==========

Income before income taxes       $1,124,791      $  457,299
Income tax provision                450,000         183,000
                                 ----------      ----------

Net income                       $  674,791      $  274,299
                                 ==========      ==========
F3-7

                             PROFORMA FINANCIAL DATA

     Set forth below is pro forma financial information and related notes for the acquisition of certain assets and the assumption of certain liabilities from
ultraHue, Inc. on December 13, 1999 (the "Acquisition"). Included is an
unaudited pro forma consolidated statement of operations of the Company for the year ended June 30, 2000 giving effect to the Acquisition as if it had occurred on July 1, 1998 (see Note 1 of Notes to Unaudited Pro Forma Statement of
Operations).

     This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the financial statements and notes thereto appearing elsewhere in this
Memorandum.

The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the
Acquisition been consummated on the date indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and the Company's financial statements, including the notes thereto, and the other historical financial information appearing elsewhere herein.
F4-1

                         CADAPULT GRAPHIC SYSTEMS, INC.

                        PRO FORMA STATEMENT OF OPERATIONS
                               FOR THE ACQUISITION
                            YEAR ENDED JUNE 30, 2000
                                   (Unaudited)

                                              Historical     ultraHue     Adjustments          Pro Forma
                                             -----------    ----------    -----------         -----------

NET SALES                                    $13,489,839    $1,403,555    $  (141,000)  h     $14,752,394
                                             -----------    ----------    -----------         -----------

COSTS AND EXPENSES:
   Cost of sales                               8,522,972       350,621       (141,000)  h       8,732,593
   Selling, general and administrative         4,423,824       486,294        111,000           5,021,118
                                             -----------    ----------    -----------         -----------

                                              12,946,796       836,915        (30,000)         13,753,711
                                             -----------    ----------    -----------         -----------

OPERATING INCOME (LOSS)                          543,043       566,640       (111,000)            998,683
                                             -----------    ----------    -----------         -----------

INTEREST EXPENSE , NET                           238,502           -          (13,000)  g         225,502
                                             -----------    ----------    -----------         -----------

INCOME (LOSS) BEFORE INCOME
   TAXES (CREDITS)                               304,541       566,640        (98,000)            773,181

INCOME TAXES (CREDITS)                          (144,000)          -          227,000   e          83,000
                                             -----------    ----------    -----------         -----------

NET INCOME                                   $   448,541    $  566,640    $  (325,000)        $   690,181
                                             ===========    ==========    ===========         ===========

PREFERRED STOCK DIVIDENDS                    $   301,772    $      -      $   330,728         $   632,500
                                             ===========    ==========    ===========         ===========

INCOME APPLICABLE TO
   COMMON SHAREHOLDERS                       $   146,769    $  566,640    $  (655,728)        $    57,681
                                             ===========    ==========    ===========         ===========

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING:

      Basic                                    3,176,090                                        3,176,090
                                             ===========                                      ===========

      Diluted                                  3,508,134                                        3,508,134
                                             ===========                                      ===========

NET INCOME PER SHARE
   OF COMMON STOCK:

      Basic                                  $       .05                                      $       .02
                                             ===========                                      ===========

      Diluted                                $       .04                                      $       .02
                                             ===========                                      ===========

          See the accompanying notes to pro forma financial statements.
F4-2

                         CADAPULT GRAPHIC SYSTEMS, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                            REFLECTING THE ACQUISITON

NOTE A - On December 13, 1999, Media Science, Inc. ("Media Sciences") a
wholly-owned subsidiary of Cadapult completed the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc. for $2,340,000 in cash and a note payable for $1,160,000 bearing interest at 7% per annum due on the first anniversary of the closing.

NOTE B - The acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in Cadapult's historical consolidated financial statements from its acquisition date. Under that method of accounting, the acquired assets are included based on an allocation of their aggregate purchase price as of their date of acquisition.

The unaudited pro forma statement of operations for the year ended June 30, 2000 has been prepared as if the Acquisition had been consummated as of July 1, 1998.

Cadapult acquired the operations and equipment of ultraHue. Cash of the acquired business will remain the property of the seller. Accounts receivable, inventory and accounts payable will be liquidated by Cadapult and paid to the Seller. The net equity of ultraHue has been eliminated in combination.

NOTE C - The purchase price of the Acquisition was $3,500,000, plus estimated costs of acquisition of approximately $128,000. An estimated allocation of the purchase price is as follows:

                      Equipment                                 $    50,000
                      Goodwill                                    3,628,000
                                                                -----------

                                                                 $3,678,000
                                                                ===========

Goodwill will be amortized over 15 years at a rate of $234,000 per year.

NOTE D - Cadapult financed the Acquisition through the use of proceeds from a private placement of its preferred stock ("the Offering"). The gross proceeds of the Offering was $5,500,000, based on the sale of 550,000 Units at $10.00 per
Unit. Expenses of the Offering were $922,242. The net proceeds to Cadapult of
$4,577,758 was used to acquire ultraHue ($2,500,000), pay down trade payables
($892,758) and to reduce note payable to bank ($1,185,000).

NOTE E - Income taxes (credits) is a result of the elimination of a valuation allowance of $217,000 offset by a required tax provision of $300,000.

NOTE F - Basic earnings (loss) per common share was calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share was calculated by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. For purposes of diluted earnings per share, all shares of Series A
Preferred Stock are treated as converted into shares of Common Stock on the first day of the period, at a rate of 3.077 shares for each Unit. The dilutive effect of outstanding stock options and warrants issued by Cadapult is reflected by application of the treasury stock method.
F4-3

                         CADAPULT GRAPHIC SYSTEMS, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                            REFLECTING THE ACQUISITON

NOTE G - Pro forma interest expense is increased by $37,000 to account for 7%
annual interest on the ultraHue note. Interest expense has also been reduced by
$50,000 for the payoff of $1,185,000 on the note payable to bank from the net proceeds of the Offering.

NOTE H - The pro forma statement of operations has been adjusted to eliminate intercompany sales totalling $141,000 for the period from July 1, 1999 to
December 13, 1999; the related inter-company profit was not significant.
F4-4

                         CADAPULT GRAPHIC SYSTEMS, INC.

                        5,872,138 SHARES OF COMMON STOCK

                                   PROSPECTUS

                                MARCH 4, 2002

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, including, without limitation, as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the
same exists or may hereafter be amended, any of our director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General
Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o    for any breach of the director's duty of loyalty to the corporation or its stockholders;
     o    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o    for payments of unlawful dividends or unlawful stock repurchases or redemptions; or o for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provision of the Certificate of Incorporation by our stockholders shall not adversely affect any right or protection of our directors existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify any of our directors, officers, employees, or agents with respect to actions, suits, or proceedings relating to us and, subject to certain limitations, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty.

Our directors or officers , or a person who at our request serves as a director, officer, employee or agent of another business entity, shall be indemnified by us against all expense, liability and loss, including attorneys' fees, judgments, fines, other expenses and losses, that is reasonably incurred or suffered in connection with any action, suit or proceeding or threatened action, suit or proceeding. For a person to receive indemnification under this provision, our Board of Directors must authorize the indemnification, and the person seeking indemnification must agree to repay us for all amounts advanced to him or her if a court of law ultimately determines that the person should not have been indemnified by us. A person who is entitled to indemnification may recover from us, and may sue us if we fail to make timely payment.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses, all of which are estimated other than the SEC registration fee, other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this registration statement.

                                                                   AMOUNT
                                                                 TO BE PAID
                                                                 ----------

SEC registration fee                                             $   242.11
Legal fees and expenses                                          $15,000.00
Blue Sky fees and expenses                                        $2,000.00
Accounting fees and expenses                                      $5,000.00
Transfer agent fees                                               $1,000.00
Printing expenses                                                 $2,000.00
                                                                 ----------
Total                                                            $25,242.11

We will pay all of the expenses listed above. The selling stockholders are responsible for any stock transfer taxes, transfer fees, and brokerage commissions or underwriting discounts and commissions.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On January 7, 1999, we completed the acquisition of certain assets of Tartan
Technical, Inc. Under the asset purchase agreement, we issued 92,850 shares of unregistered and restricted common stock to Tartan Technical and reserved in escrow an additional 92,850 shares of unregistered and restricted common stock for possible future issuance to Tartan Technical in a transaction deemed to be exempt under Section 4(2) of the Securities Act. In December 1999, we issued to
Tartan Technical 34,818 shares of the escrowed common stock. In January 2000, we issued to Tartan Technical 11,607 shares of the escrowed common stock and we issued an additional 4,866 shares to Tartan Technical as a purchase price adjustment under the asset purchase agreement. In January 2001, we issued to
Tartan Technical 34,868 shares of the escrowed common stock. Tartan Technical was provided access to all material information about us, and we responded to all of its requests for information about us. The transaction was approved by
Tartan Technical's board of directors and shareholders. We made a determination that Tartan Technical was a sophisticated investor with the knowledge and experience in business to evaluate the risks and merits of the investment.

In February 1999, we issued 30,000 warrants to purchase shares of common stock, exercisable for five years at $5.00 per shares, to our business counsel, Bruce
Meisel, for legal services valued at $7,467, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction. We made a determination that Bruce Meisel was a sophisticated investor with the knowledge and experience in finance and business matter to evaluate the risks and merits of the investment.

On June 23, 1999, we completed the acquisition of certain assets of WEB
Associates, Inc. Under the asset purchase agreement, we issued 86,190 shares of unregistered and restricted common stock to WEB Associates and reserved in escrow an additional 86,190 shares of unregistered and restricted common stock for possible future issuance to WEB Associates in a transaction deemed to be exempt under Section 4(2) of the Securities Act. Effective as of July 1, 2000,
WEB Associates was entitled to 32,321 shares out of the shares reserved in escrow. WEB Associates was provided access to all material information about us, and we responded to all of its requests for information about us. The transaction was approved by WEB Associates' a majority vote of the board of directors and shareholders. We made a determination that WEB Associates was a sophisticated investor with the knowledge and experience in business to evaluate the risks and merits of the investment.

On September 13, 1999, we completed a private placement sale of 127,750 shares of unregistered and restricted common stock, of which 50,000 shares were held in escrow and released in December 1999, and raised gross proceeds of approximately
$255,500 in transactions deemed to be exempt under Rules 505 and 506 of
Regulation D under the Securities Act. We applied the net proceeds to development of our Internet-based services, working capital, and other general corporate purposes. The private placement was conducted by our officers and directors and was not underwritten. We did not engage in general solicitation and advertising for the private placement. We sold these shares of common stock to 11 accredited persons and 6 nonaccredited persons. We provided all of them with all material information about us, as would normally be provided in a registration statement, including copies of our most recent 10-KSB and 10-QSB reports. We provided them access to, and responded to any questions and requests for, documents. Each purchaser represented to us that the purchaser had such knowledge and experience in financial and business maters as to be capable of evaluating the merits and risks of the investment. We made a determination that each purchaser was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

In September 1999, we issued 15,000 shares of common stock to our litigation counsel, Norris, McLaughlin & Marcus, P.A., for legal services valued at
$21,000, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction. We made a determination that
Norris, McLaughlin & Marcus, P.A. was a sophisticated investor with the knowledge and experience in finance and business matter to evaluate the risks and merits of the investment.

In March 2000, we completed a private placement of 550,000 units of our securities and raised gross proceeds of approximately $5,500,000 in transactions deemed to be exempt under Section 4(2) of the Securities Act and under Rule 506 of Regulation D promulgated under the Securities Act. Each unit consisted of one share of convertible preferred stock and warrants to purchase two shares of common stock. Each warrant is exercisable for one share of common stock at a price of $4.50 per share for a five year period. The preferred stock has rights to dividends at a rate of 11.5% annually. In March 2001, our board of directors voted to defer the cash payment of the March 31, 2001 and June 30, 2001 dividends in order to conserve cash for the now settled litigation with
Tektronix, Inc. and Xerox Corporation. During the period ended June 30, 2001, thirty preferred shareholders elected to receive their dividend payment through a common stock issuance at the rate of $1.00 in dividend for one share of common stock, the fair market value of our common stock at that time, totaling the issuance of 88,152 shares. During the six period ended December 31, 2001, three preferred shareholders elected to receive their dividend payments for those two dividend periods through common stock issuance at a rate of $1.10 in dividends for one share of common stock, the fair market value of our common stock at that time, totaling the issuance of 59,984 shares. The private placement was conducted by a placement agent on a best efforts basis. The placement agent received as compensation up to 8% of the total gross sales as commission, 2% of the total gross sales as non-accountable expenses, and 3% of the total gross sales as non-accountable marketing expenses. The placement agent received five-year warrants to purchase 236,500 shares of common stock, exercisable at
$1.65 per share, and five-year warrants to purchase 550,000 shares of common stock, exercisable at $3.75. We sold these units of our securities to 91 accredited persons. We provided all of them with all material information about us, as would normally be provided in a registration statement, including copies of our most recent 10-KSB. We provided them access to, and responded to any requests for, any question and documents asked of us. Each purchaser represented to us that the purchaser was an accredited person who had financial, tax and business sophistication to evaluate the merits and risks of the investment. We agreed to file a registration statement, at our expense, for the sale of common stock underlying the units so that the purchaser can sell its shares in the public market. Each purchaser represented to us that the purchaser was an accredited person who had financial, tax and business sophistication to evaluate the merits and risks of the investment and agreed that the purchaser has no right to demand that the units be registered. We made a determination that each purchaser was an accredited investor and that each purchaser was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 13, 1999, as part of our acquisition of ultraHue, Inc., Donald Gunn became an employee of our Media Sciences division. Under a three year employment agreement, we issued to him options to purchase 50,001 shares of our common stock in a transaction deemed to be exempt under Section 4(2) of the Securities
Act. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment. As an officer, director and a controlling shareholder of ultraHue, we provided to him, or he had access to, all material information about us in connection with the asset purchase agreement between us and ultraHue. On December 23, 1999, he was elected to our Board of Directors. He has represented to us that he was an accredited investor and that he had such knowledge and experience in financial and business maters as to be capable of evaluating the merits and risks of the investment. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 13, 1999, as part of our acquisition of ultraHue, Inc., Randy Hooker became an employee of our Media Sciences division. Under a three year employment agreement, we issued to him options to purchase 50,001 shares of our common stock in a transaction deemed to be exempt under Section 4(2) of the Securities
Act. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment. As an officer, director and a controlling shareholder of ultraHue, we provided to him, or he had access to, all material information about us in connection with the asset purchase agreement between us and ultraHue. He has represented to us that he was an accredited investor and that he had such knowledge and experience in financial and business maters as to be capable of evaluating the merits and risks of the investment. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

In December 1999, we issued 10,435 shares of common stock to our litigation counsel, Norris, McLaughlin & Marcus, P.A., for legal services valued at
$30,000, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. We did not provide nor were we asked to provide any specific information in connection with the transaction. We made a determination that
Norris, McLaughlin & Marcus, P.A. was a sophisticated investor with the knowledge and experience in finance and business matter to evaluate the risks and merits of the investment.

On April 1, 2000, we issued 10,000 shares of common stock to Graphics Un Ltd. In exchange for its rights to a web site address in a transaction deemed to be exempt under Section 4(2) of the Securities Act.

We issued to Duncan Yates, an officer of Cadapult, under an oral employment agreement, effective July 1, 2000, stock options to purchase up to 100,000 shares of common stock in a transaction deemed to be exempt under Section 4(2)
of the Securities Act. These options vest only after we achieve certain corporate levels of earnings. The options are exercisable for five years at
$2.00 per share. He may exercise 25,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed
$1,500,000, and a further 25,000 options after the fiscal year in which such earnings exceed $2,000,000. He may exercise up to 50,000 options following the end of the 2001 fiscal year if certain sales targets established by the Board of
Directors are achieved. If we undergo a "change of control", the incentive based options shall vest immediately. We made a determination that Yates was a sophisticated investor with the knowledge and experience in finance and business matter to evaluate the risks and merits of the investment.

On May 29, 2001, we issued a $105,000 six-month convertible promissory note to
Hawkwood Investments Limited in a transaction deemed to be exempt under Section
4(2) of the Securities Act. The note matures on November 29, 2001 and bears simple interest at the rate of 10% per year. Hawkwood may have the option to extend the maturity date for an additional six month period. Hawkwood has the right to convert the full unpaid principal and interest into fully paid and nonassessable shares of our unregistered and restricted common stock at a conversion price of $1.00 per share. In the event of default on repayment, as penalty, the simple interest rate shall be increased to a rate of 15% per year commencing from the date of default. We made a determination that Hawkwood was an accredited investor and sophisticated person with enough knowledge and experience in business to evaluate the risks and merits of the transaction.

On May 31, 2001, we issued warrants to purchase up to 200,000 shares of our common stock at $1.00 per share to Consonant Services Group in consideration for consulting services in a transaction deemed to be exempt under Section 4(2) of the Securities Act. The warrants, which were valued at $25,000, based on the value of consulting services received, expire on May 31, 2006. Consonant
Services Group is a joint venture consisting of Stephen Yannalfo, Harold
Kugelman, Neil Hanley, Leon Steinberg, Andrew Lesnak, David E. D'anna, Mitchell
K. Baker and Paul C. Baker. We made a determination that Consonant Services
Group was an accredited investor and sophisticated person with enough knowledge and experience in business to evaluate the risks and merits of the transaction.

ITEM 27.  EXHIBITS

The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

Exhibit        Description
-------        -----------

3(i)(1)        Certificate of Incorporation of Cadapult Graphic Systems, Inc., a
               Delaware corporation (Incorporated by reference to Exhibit 3.1 of
               Quarterly Report on Form 10QSB/A filed on September 1, 1998).

3(i)(2)        Certificate of Amendment of Certificate of Incorporation of
               Cadapult Graphic Systems, Inc. (Incorporated by reference to
               Exhibit 3(i)(5) of Annual Report on Form 10-KSB filed on
               September 28, 1999).

3(i)(3)        Certificate of Incorporation of Media Sciences, Inc.
               (Incorporated by reference to Exhibit 3(i)(6) of Annual Report on
               Form 10-KSB filed on September 28, 1999).

3(ii)          By-Laws (Incorporated by reference to Exhibit 3.2 of Quarterly
               Report on Form 10-QSB/A filed on September 1, 1998).

4.1            Specimen of common stock certificate (Incorporated by reference to Exhibit 4.7 of Form 8-A filed on August 8, 2000)

4.2            Specimen of preferred stock certificate (Incorporated by
               reference to Exhibit 4.8 of Form 8-A filed on August 8, 2000)

4.3            1998 Incentive Plan (Incentive Stock Option Plan) (Incorporated
               by reference to Exhibit 4.1 of Annual Report on Form 10-KSB filed on September 28, 1999).

4.4            Certificate of Designation (Incorporated by reference to Exhibit
               4.5 of Registration Statement on Form SB-2, Registration Number
               333-91005, originally filed on November 15, 1999).

4.5            Form of Warrant Certificate for Purchasers of Units (Incorporated
               by reference to Exhibit 4.6 of Registration Statement on Form
               SB-2, Registration Number 333-91005, originally filed on November
               15, 1999).

5*             Opinion of Law Offices of Dan Brecher as to validity of Common
               Stock being offered.

10.1           Lease Agreement (Incorporated by reference to Exhibit 10.13 of
               Annual Report on Form 10-KSB filed on or about September 28,
               2000.

10.2           Amended Employment Agreement of Michael W. Levin dated as of
               September 1, 1998 (Incorporated by reference to Exhibit 10.4 of
               Annual Report on Form 10-KSB filed on September 28, 1999).

10.3           Amended Employment Agreement of Duncan Huyler (Incorporated by
               reference to Exhibit 3.2 of Quarterly Report on Form 10-QSB filed on May 4, 1999).

10.4           Amended Employment Agreement of Frances Blanco (Incorporated by
               reference to Exhibit 3.3 of Quarterly Report on Form 10-QSB filed on May 4, 1999).

10.5           Credit and Security Agreement (Incorporated by reference to
               Exhibit 3.1 of Quarterly Report on Form 10-QSB filed on or about
               May 4, 1999).

10.6*          Agreement with Consonant Services Group

10.7*          Form of Amended Option Agreement with Michael Levin

10.8*          Form of Amended Option Agreement with Frances Blanco

10.9*          Form of Amended Option Agreement with Duncan Huyler

10.10*         Form of Amended Option Agreement with Duncan Yates

10.11*         Form of Warrant Agreement with Consonant Services Group

10.12*         Form of Amended Option Agreement with Donald Gunn

10.13*         Form of Amended Option Agreement with Randy Hooker

11*            Statement Concerning Computation of Per Share Earnings is hereby incorporated by reference to "Financial Statements" contained in this Form SB-2.

21             Subsidiaries of the Registrant Agreement (Incorporated by
               reference to Exhibit 21 of Annual Report on Form 10-KSB filed on or about September 28, 2001.

23.1*          Consent of Wiss & Company LLP

23.2*          Consent of Law Offices of Dan Brecher (filed as Exhibit 5 herein)

-----
* Filed herewith.

ITEM 28.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 4) or 497(h)
under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities
Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allendale, State of New Jersey, on March 4, 2002.

Dated: March 4, 2002

                                 Cadapult Graphic Systems, Inc.

                                 By:   /s/ Michael W. Levin
                                       --------------------
                                       Michael W. Levin,
                                       Chief Executive Officer and President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURES               TITLE                                 DATE
----------               -----                                 ----

/s/ Michael W. Levin     Chairman of the Board, President,     March 4, 2002
--------------------
Michael W. Levin         Chief Executive Officer, Principal
                         Financial Officer, and Principal
                         Accounting Officer

/s/ Frances Blanco       Director, Vice President, Secretary   March 4, 2002
--------------------
Frances Blanco           and Treasurer

/s/ Paul C. Baker        Director                              March 4, 2002
--------------------
Paul C. Baker

/s/ Donald Gunn          Director                              March 4, 2002
--------------------
Donald Gunn